SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

dated as of October 19, 2011

among

ANR RECEIVABLES FUNDING, LLC,

as Seller

ALPHA NATURAL RESOURCES, LLC,

as Servicer

THE VARIOUS CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS RELATED COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,
and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator and LC Bank

Page

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

Section 2.1	Representations and Warranties; Covenants	25
Section 2.2	Termination Events	25

ARTICLE III

INDEMNIFICATION

Section 3.1	Indemnities by the Seller	25
Section 3.2	Indemnities by the Servicer	27

Page

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1	Appointment of the Servicer	27
Section 4.2	Duties of the Servicer	28
Section 4.3	Lock-Box Account Arrangements	29
Section 4.4	Enforcement Rights	30
Section 4.5	Responsibilities of the Seller	31
Section 4.6	Servicing Fee	31

ARTICLE V

THE AGENTS

Section 5.1	Appointment and Authorization	32
Section 5.2	Delegation of Duties	33
Section 5.3	Exculpatory Provisions	33
Section 5.4	Reliance by Agents	33
Section 5.5	Notice of Termination Events	34
Section 5.6	Non-Reliance on Administrator, Purchaser Agents and Other Purchasers	34
Section 5.7	Administrator, Purchasers, Purchaser Agents and Affiliates	35
Section 5.8	Indemnification	35
Section 5.9	Successor Administrator	35

ARTICLE VI

MISCELLANEOUS

Section 6.1	Amendments, Etc	36
Section 6.2	Notices, Etc	36
Section 6.3	Successors and Assigns; Participations; Assignments	37
Section 6.4	Costs, Expenses and Taxes	39
Section 6.5	No Proceedings; Limitation on Payments	40
Section 6.6	GOVERNING LAW AND JURISDICTION	40
Section 6.7	Confidentiality	41
Section 6.8	Execution in Counterparts	41
Section 6.9	Survival of Termination	41
Section 6.10	WAIVER OF JURY TRIAL	41

Page

Section 6.11	Sharing of Recoveries	42
Section 6.12	Right of Setoff	42
Section 6.13	Entire Agreement	42
Section 6.14	Headings	42
Section 6.15	Purchaser Groups’ Liabilities	42
Section 6.16	USA Patriot Act	43

EXHIBIT I	Definitions
EXHIBIT II	Conditions of Purchases
EXHIBIT III	Representations and Warranties
EXHIBIT IV	Covenants
EXHIBIT V	Termination Events
SCHEDULE I	Credit and Collection Policy
SCHEDULE II	Lock-Box Banks and Lock-Box Accounts
SCHEDULE III	Trade Names
SCHEDULE IV	Actions and Proceedings
SCHEDULE V	Addresses for Notice
SCHEDULE VI	Group Commitments
ANNEX A	Form of Information Package
ANNEX B	Form of Purchase Notice
ANNEX C	Form of Assumption Agreement
ANNEX D	Form of Transfer Supplement
ANNEX E	Form of Paydown Notice
ANNEX F	Form of Letter of Credit Application

This SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of October 19, 2011, among ANR RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), ALPHA NATURAL RESOURCES, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “ANR”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), the various Conduit Purchasers from time to time party hereto, the various Related Committed Purchasers from time to time party hereto, the various LC Participants from time to time party hereto (the “LC Participants”) and PNC BANK, NATIONAL ASSOCIATION, as Administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

PRELIMINARY STATEMENTS.  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I.  References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

This Agreement amends and restates in its entirety, as of the Closing Date, the Amended and Restated Receivables Purchase Agreement, dated as of December 9, 2009 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), among the Seller, the Servicer, the Purchaser Agents, the Purchasers from time to time party thereto and the Administrator.  Upon the effectiveness of this Agreement, the terms and provisions of the Existing Agreement shall, subject to this paragraph, be superseded hereby in their entirety.  Notwithstanding the amendment and restatement of the Existing Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to each of the parties to the Existing Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Existing Agreement) for fees and expenses which are accrued and unpaid under the Existing Agreement on the date hereof (collectively, the “Existing Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Existing Agreement shall remain in full force and effect as security for such Existing Agreement Outstanding Amounts until such Existing Agreement Outstanding Amounts shall have been paid in full.  Upon the effectiveness of this Agreement, each reference to the Existing Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement.  Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Existing Agreement.

The Seller (i) desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (ii) may, subject to the terms and conditions hereof, request that the LC Bank issue or cause the issuance of one or more Letters of Credit.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

    Section 1.1 Purchase Facility.

    (a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, (i) ratably (based on the aggregate Commitments of the Related Committed Purchasers in their respective Purchaser Groups) request that the Conduit Purchasers, or, only if a Conduit Purchaser denies such request or is unable to fund (and provides notice of such denial or inability to the Seller, the Administrator and its Purchaser Agent), ratably request that the Related Committed Purchasers, make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date and (ii) request that the LC Bank issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof (each such purchase, reinvestment or issuance is referred to herein as a “Purchase”).  If any such Purchase occurs when the Group Commitment Percentage of any Purchaser Group exceeds its Group Capital Percentage due to an increase in any Commitment pursuant to Sections 1.1(d) and (e), the initial portion of such Purchase necessary to cause such Purchaser Group’s Group Commitment Percentage to be equal to its Group Capital Percentage shall be funded solely by the Purchasers in such Purchaser Group (or if there are more than one such Purchaser Groups whose Group Commitment Percentages exceed their Group Capital Percentages, ratably by the Purchasers in such Purchaser Groups) and the remaining portion (if any) of such Purchase shall be funded ratably (based on the relative Group Commitment Percentages of the various Purchaser Groups) by the Purchasers in all Purchaser Groups.  Subject to Section 1.4(b), concerning reinvestments, at no time will a Conduit Purchaser have any obligation to make a purchase.  Each Related Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make purchases of and reinvestments in undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date, based on the applicable Purchaser Group’s Group Commitment Percentage of each purchase requested pursuant to Section 1.2(a) (and, in the case of each Related Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Group Commitment Percentage of such Purchase) and, on the terms of and subject to the conditions of this Agreement, the LC Bank agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make Participation Advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Pro Rata Share of such draws), undivided percentage ownership interests with regard to the Purchased Interest from the Seller from time to time from the date hereof to the Facility Termination Date; provided, that under no circumstances shall any Purchaser make any purchase or reinvestment (including, without limitation, any mandatory deemed Purchases pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Purchase:

       (i) the aggregate outstanding amount of the Capital funded by such Purchaser, when included in the Group Capital of such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)) minus (B) the related LC Participant’s Pro Rata Share of the face amount of any outstanding Letters of Credit;

       (ii) the Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit; or

       (iii) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Participants.

       The Seller may, subject to the requirements and conditions herein, use the proceeds of any purchase by the Purchasers, hereunder, to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by  the LC Bank and each such LC Participant) pursuant to Section 1.15 below.

Each of the parties hereto hereby acknowledges and agrees that from and after the date hereof, the Purchaser Group that includes Wells, as Purchaser Agent and Purchaser, shall not include a Conduit Purchaser (unless and until a Conduit Purchaser shall later join such Purchaser Group pursuant to the terms hereof), and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a)(i) shall be deemed to be a request that the Related Committed Purchasers in Wells’ Purchaser Group make their ratable share of such Purchase.  For the avoidance of doubt, the Discount with respect to each Portion of Capital funded or maintained by such Related Committed Purchasers shall accrue at the Alternate Rate, rather than the CP Rate.

    (b) In addition, in the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor) pursuant to Section 1.15, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new purchase from the Conduit Purchasers or Related Committed Purchasers, as applicable, on such date, on the terms and subject to the conditions hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in paragraph (a) above (and the other requirements and conditions herein), the Conduit Purchasers or Related Committed Purchasers, as applicable, shall fund such deemed purchase request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of the Seller’s Reimbursement Obligation pursuant to Section 1.15, below, to the extent of the amounts permitted to be funded by the Conduit Purchasers or Related Committed Purchasers, as applicable, at such time, hereunder.

    (c) The Seller may, upon 30 days’ written notice to the Administrator, terminate the purchase facility in whole or reduce the unfunded portion of the Purchase Limit in whole or in part (but not below the amount which would cause the Group Capital of any Purchaser Group to exceed its Group Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $20,000,000.  Each reduction in the Purchase Limit hereunder shall reduce the

Commitments of the Purchasers ratably in accordance with their respective Commitments and shall reduce the Group Commitments of the Purchaser Groups ratably in accordance with their respective Group Commitments. The Administrator shall advise the Purchaser Agents of any notice received by it pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such termination or reduction shall be effective unless and until (i) in the case of a termination, the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the positive difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

    (d) Requests for Increase.  So long as no Termination Event or Unmatured Termination Event has occurred and is continuing, the Seller may, from time to time prior to the Facility Termination Date, request an increase in the Group Commitment with respect to any existing Purchaser Group by providing written notice of such request to the Administrator and each Purchaser Agent; provided, that all such increases requested by the Seller pursuant to this Section 1.1(d) and Section 1.1(e) below shall not exceed $50,000,000 in the aggregate with respect to all Purchaser Groups; provided, further, that each request for an increase shall specify (i) the requested amount of such increase that shall be in a minimum amount of $10,000,000 and increments of $5,000,000 above such minimum amount, (ii) the requested effective date for such increase and (iii) the time period within which such Purchaser Agent, on behalf of its related Purchaser Group, is requested to respond to the Seller’s request (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Administrator and such Purchaser Agent).

    (e) Elections to Increase.  Each Purchaser Agent being asked to increase the Group Commitment of its related Purchaser Group may, in its respective sole discretion (on behalf of, and with the written consent of, the LC Participants and Related Committed Purchasers in its Purchaser Group), accept or reject such request.  To accept such request, the applicable Purchaser Agent being asked to increase the Group Commitment of its related Purchaser Group shall notify the Seller, the Servicer and the Administrator within the applicable specified time period of its election (on behalf of the LC Participants and Related Committed Purchasers in its Purchaser Group).  No Person shall be under any obligation to respond to any request by the Seller pursuant to Section 1.1(d) and any Person not responding within the time period specified in the applicable increase request shall be deemed to have declined to consent to such increase request.  If any Purchaser Agent (on behalf of the LC Participants and Related Committed Purchasers in its Purchaser Group) accepts any such increase request in accordance with Section 1.1(d), then the Group Commitment of such Purchaser Agent’s Purchaser Group as well as the Commitments of the Related Committed Purchasers and LC Participants in such Purchaser Group shall be increased accordingly.  For the avoidance of doubt, only the consent of the Purchaser Agent then being asked to increase the Group Commitment of its related Purchaser Group shall be required in order to approve any such request and effect an increase in such Purchaser Group’s Group Commitment.

    Section 1.2 Making Purchases. (a) Each Funded Purchase (but not reinvestment) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the Seller’s irrevocable written notice in the form of Annex B (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 2:00 p.m., New York City time) at least two Business Days before the requested Purchase Date, which notice shall specify: (A) in the case of a Funded Purchase (other than one made pursuant to Section 1.15(b)), the amount requested to be paid to the Seller (which amount shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000) with respect to each Purchaser Group, (B) the date of such Funded Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital.

    (b) On the date of each Funded Purchase (but not reinvestment, issuance of a Letter of Credit or a Funded Purchase pursuant to Section 1.2(e)) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Conduit Purchaser or Related Committed Purchaser, as the case may be, shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at Bank of America, N.A., account number 5801048595, ABA# 026009593 (or such other account as may be so designated in writing by the Seller to the Administrator and each Purchaser Agent) an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being funded by such Purchaser.

    (c) Effective on the date of each Funded Purchase or other Purchase pursuant to this Section 1.2 and each reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, based on the sum of the Capital plus the LC Participation Amount outstanding at such time for each such Purchaser’s Capital) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

    (d) To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Purchase and Sale Agreement and the Sale Agreement, (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (vii) all of its other property (collectively, the “Pool Assets”).  The Seller hereby authorizes the Administrator to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.  The Administrator, for the benefit of the

Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC.

    (e) Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.12 hereof, each LC Participant shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably been deemed to make a Funded Purchase hereunder in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.15 upon such draw in an amount equal to its Pro Rata Share of such unreimbursed draw.  If the LC Bank pays a drawing under a Letter of Credit that is not reimbursed by the Seller on the applicable Drawing Date, the LC Bank shall be deemed to have made a Funded Purchase in an amount equal to its Pro Rata Share of such unreimbursed drawing.  All such Funded Purchases shall accrue Discount from the date of such draw.  In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Funded Purchases shall expire with respect to such Letter of Credit and the LC Participation Amount shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding.

    (f) The Seller may, with the written consent of the Administrator and each Purchaser Agent (and, in the case of a new related LC Participant, the LC Bank), add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Related Committed Purchaser or related LC Participant to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Commitment of any Related Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Purchaser.  Each new Conduit Purchaser, Related Committed Purchaser or related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator and the Seller, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser, Related Committed Purchaser or related LC Participant, be executed by each Person in such new Purchaser’s Purchaser Group).

    (g) Each Related Committed Purchaser’s and related LC Participant’s obligations hereunder shall be several, such that the failure of any Related Committed Purchaser or related LC Participant to make a payment in connection with any purchase hereunder, or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Related Committed Purchaser or related LC Participant of its obligation hereunder to make payment for any Funded Purchase or such drawing. Further, in the event any Related Committed Purchaser or related LC Participant fails to satisfy its obligation to make a purchase or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group shall fund the defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of the related Purchase or drawing pro rata in proportion to their relative remaining Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Related Committed Purchaser or related LC Participant; it being understood that a defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of any Purchase or drawing shall be first funded by the Related Committed Purchasers or related LC Participants in such defaulting Related Committed Purchaser’s or related LC Participant’s Purchaser Group and thereafter if there are no other Related Committed Purchasers or related LC Participants in such Purchaser Group or if such other Related Committed Purchasers or related LC Participants are also defaulting Related Committed Purchasers or related LC Participants, then such defaulting Related Committed Purchaser’s or related LC Participant’s Commitment Percentage of such Purchase or drawing shall be funded by each other Purchaser Group ratably and applied in accordance with this paragraph (g)). Notwithstanding anything in this paragraph (g) to the contrary, no Related Committed Purchaser or related LC Participant shall be required to make a Purchase or payment with respect to such drawing pursuant to this paragraph for an amount which would cause the aggregate Capital of such Related Committed Purchaser or Pro Rata Share of the face amount of any outstanding Letter of Credit of such related LC Participant (after giving effect to such Purchase or payment with respect to such drawing) to exceed its Commitment.

    (h) PNC (as an LC Participant) hereby assigns (without recourse, representation or warranty ) to Wells (as an LC Participant), and Wells (as an LC Participant) accepts and assumes from PNC (as an LC Participant), $44,215,144.44 of the $151,989,559 LC Participation Amount, including a ratable portion of PNC’s related participation in the Letters of Credit outstanding on the Closing Date.

    (i) Immediately upon the effectiveness of this Agreement in accordance with its terms and after giving effect to Section 1.2(h) above:

       (i) there shall be two Purchaser Groups as follows, one of which consists of Market Street, as a Conduit Purchaser and as a Related Committed Purchaser, and PNC, as LC Bank and as an LC Participant and the other of which consists of Wells, as a Related Committed Purchaser and as an LC Participant;

       (ii) the Group Commitment of Market Street’s Purchaser Group shall  be $195,000,000 and the Group Commitment of Wells’ Purchaser Group shall be $80,000,000;

       (iii) the Commitment of Market Street, as a Related Committed Purchaser shall be $195,000,000 and the Commitment of Wells, as a Related Committed Purchaser shall be $80,000,000;

       (iv) the Commitment of PNC, as LC Bank and as an LC Participant shall be $195,000,000 and the Commitment of Wells, as an LC Participant shall be $80,000,000;

       (v) the Aggregate Capital shall be $0, the Capital funded by Market Street shall be $0 and the Capital funded by Wells shall be $0;

       (vi) the LC Participation Amount shall be $151,989,559, PNC’s Pro Rata Share shall be $107,774,414.56 and Wells’ Pro Rata Share shall be $44,215,144.44; and

       (vii) Wells shall have the rights and obligations of a Related Committed Purchaser and an LC Participant hereunder.

    Section 1.3 Purchased Interest Computation.  The Purchased Interest shall be initially computed on the date of the initial Purchase hereunder. Thereafter, until the Facility Termination Date, such Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Interest shall (until the event(s) giving rise to such Termination Day are satisfied or are waived by the Administrator in accordance with Section 2.2) be deemed to be 100%. The Purchased Interest shall become zero when (a) the Aggregate Capital thereof and Aggregate Discount thereon shall have been paid in full, (b) an amount equal to 100% of the LC Participation Amount shall have been deposited in the LC Collateral Account, or all Letters of Credit shall have expired and (c) all the amounts owed by the Seller and the Servicer hereunder to each Purchaser, the Administrator and any other Indemnified Party or Affected Person are paid in full, and the Servicer shall have received the accrued Servicing Fee thereon.

    Section 1.4 Settlement Procedures.

    (a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

    (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

       (i) set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the Fees accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the aggregate of each Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside,

       (ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections.  Such remainder shall, to the extent representing a return on the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto; provided, that if the Purchased Interest would exceed 100%, then the Servicer shall not remit such remainder to the Seller or reinvest it, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital at such time), which amount shall be deposited ratably to each Purchaser Agent’s account (for the benefit of its related Purchasers) on the next Settlement Date in accordance with Section 1.4(c); provided, further, that (x) in the case of any Purchaser that is a Conduit

Purchaser, if such Purchaser has provided notice (a “Declining Notice”) to its Purchaser Agent, the Administrator, and the Servicer that such Purchaser (a “Declining Conduit Purchaser”) no longer wishes Collections with respect to any Portion of Capital funded or maintained by such Purchaser to be reinvested pursuant to this clause (ii), and (y) in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent of its refusal, pursuant to Section 1.22, to extend its Commitment hereunder (an “Exiting Purchaser”) then in either case set forth in subclauses (x) or (y), above, such Collections shall not be reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

       (iii) if such day is a Termination Day (or any day following the provision of a Declining Notice or an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of such Collections (or in the case of a Declining Conduit Purchaser or an Exiting Purchaser an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of a Declining Notice or an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Declining Conduit Purchaser’s or Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, further, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of a Declining Notice or an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or in the case of a Declining Notice or an Exiting Notice, such Declining Notice or Exiting Notice, as the case may be, has been revoked by the related Declining Conduit Purchaser or Exiting Purchaser, respectively and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Capital (or the Capital of the Declining Conduit Purchaser or Exiting Purchaser, as the case may be) and ratably in accordance with each Purchaser’s Capital, be reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of Declining Notice or Exiting Notice, as the case may be, and

       (iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess, if any, of: (w) amounts required to be reinvested in accordance with clause (ii)or the proviso to clause (iii) plus (x) the amounts that are required to be set aside pursuant to clause (i), the provisos to clause (ii) and clause (iii) plus (y) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables plus (z) all other amounts then due and payable by the Seller under this Agreement to the Purchasers, the LC Bank, the Administrator and any other Indemnified Party or Affected Person.

    (c) The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), below, deposit into each applicable Purchaser Agent’s account (or such other account designated by such applicable Purchaser or its Purchaser Agent), on each Settlement Date (for any Portion of Investment), Collections held for each Purchaser with respect to such Purchaser’s Portion(s) of Capital pursuant to clause (b)(i)or (f), plus the amount of Collections then held for the related Purchasers pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if ANR or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified ANR (or such Affiliate) that such right is revoked, ANR (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchasers’ Share of the Servicing Fee.  On or prior to the last day of each Yield Period, each Purchaser Agent will notify the Servicer by facsimile of the amount of Discount accrued during such Yield Period or portion thereof with respect to each Portion of Capital for each Purchaser within such Purchaser Agent’s Purchaser Group.

    (d) The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:

       (i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent ratably according to the Discount accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and Fees with respect to each Portion of Capital maintained by such Purchasers; it being understood that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c), to the Servicer’s own account (payable in arrears on each Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and

       (ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first if ANR or an Affiliate thereof is not the Servicer, to the Servicer’s own account in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second to each Purchaser Agent ratably (based on the aggregate accrued and unpaid Discount and Fees payable to all Purchasers at such time) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount and Fees with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group, third to each Purchaser Agent ratably according to the aggregate of the Capital of each Purchaser in each such Purchaser Agent’s Purchaser Group (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of each Purchaser’s Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the Aggregate Capital); it being understood that each Purchaser Agent shall distribute the amounts described in the first and second clauses of this Section 1.4(d)(ii) to the Purchasers within its Purchaser Group ratably according to Discount and Capital, respectively, fourth, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, the amount necessary to cash collateralize the LC Participation

Amount until the amount of cash collateral held in such LC Collateral Account equals 100% of the LC Participation Amount (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding amount of the LC Participation Amount), fifth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups have been reduced to zero, and the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer (if other than ANR or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably, based on the amounts payable to each (for the benefit of the Purchasers within such Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder and, sixth, to the Servicer’s own account (if the Servicer is ANR or an Affiliate thereof) in payment in full of the aggregate of the Purchasers’ Share of all accrued Servicing Fees.

After the Aggregate Capital, Aggregate Discount, Fees and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, and (on and after a Termination Day) after an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

    (e) For the purposes of this Section 1.4:

       (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer, or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4;

       (ii) if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts in respect thereof to a Lock-Box Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i)or (ii) of this paragraph (e) are hereinafter sometimes referred to as “Deemed Collections”);

       (iii) except as provided in clause (i)or (ii) otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

       (iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

    (f) If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the Seller may do so as follows:

       (i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in the form of Annex E (each, a “Paydown Notice”) (A) at least two Business Days prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $25,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and (B) at least five Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $25,000,000, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

       (ii) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

       (iii) the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to each such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) on the next Settlement Date (or such other date as agreed to by the Administrator) with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to such Purchaser (or its related Purchaser Agent for the benefit of such Purchaser) only when in fact finally so paid;

provided, that:

       (A) the amount of any such reduction shall be not less than $100,000 for each Purchaser Group and shall be an integral multiple of $100,000, and the entire Aggregate Capital after giving effect to such reduction shall be not less than $20,000,000; and

       (B) with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

    Section 1.5 Fees. The Seller shall pay to each Purchaser Agent for the benefit of the Purchasers and Liquidity Providers in the related Purchaser Group in accordance with the provisions set forth in Section 1.4(d) certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Purchaser and member of its related Purchaser Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), among the Servicer, the Seller, and the applicable Purchaser Agent, respectively (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter” and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).

    Section 1.6 Payments and Computations, Etc.

    (a) All amounts to be paid or deposited by the Seller or the Servicer hereunder or under any other Transaction Document shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City time) on the day when due in same day funds to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer).  All amounts received after 2:00 p.m. (New York City time) will be deemed to have been received on the next Business Day.

    (b) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

    (c) All computations of interest under paragraph (b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

    Section 1.7 Increased Costs.  (a) If the Administrator, any Purchaser Agent, any Purchaser, any Liquidity Provider or any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that the adoption, amendment, change in interpretation or application of any of the laws, rules, regulations, accounting principles, requests, guidance, interpretations or directives described in clauses (i), (ii) and (iii) below (collectively, “Regulatory Changes”) or the existence of or compliance with any of the laws, rules, regulations, accounting principles, requests, guidance, interpretations or directives described in clause (iii) below (collectively, “Specified Regulations”):

       (i) any law, rule, regulation or generally accepted accounting principle (including any applicable law, rule or regulation regarding capital adequacy) or any change therein or in the interpretation or application thereof;

       (ii) any request, guideline or directive from the Financial Accounting Standards Board, or any central bank or other Governmental Authority (whether or not having the force of law); or

       (iii) without limiting the generality of the foregoing, (A) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009 (the “FAS 166/167 Capital Guidelines”), (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), (C) the BASEL Accord, or (D) any existing or future rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the FAS 166/167 Capital Guidelines, the Dodd-Frank Act or the BASEL Accord (whether or not having the force of law);

increases or would increase the amount of capital required or expected to be maintained by such Affected Person based upon the existence of any commitment to make purchases of (or otherwise to maintain the investment in) Pool Receivables or issue any Letter of Credit or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall promptly pay such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital is allocable to the existence of any of such commitments

    (b) If, after the date hereof, due to any Regulatory Change or Specified Regulation, there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest (or its portion thereof) in respect of which Discount is computed by reference to the Euro-Rate or LMIR, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for both increased costs and maintenance of bargained for yield.

    (c) If an Affected Person requests compensation under this Section 1.7, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

    (d) Within a reasonable time period after any Affected Person has actual knowledge that it is subject to increased capital requirements or incurs other increased costs pursuant to this Section 1.7, such Affected Person shall use reasonable efforts to notify the Servicer of such fact; provided, that any failure to give such notice shall not preclude such Affected Person from asserting any claim for compensation at any time or relieve the Seller from its obligations under this Section 1.7; providedfurther, that if such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

    (e) Notwithstanding anything in this Section 1.7 to the contrary, (i) if any Affected Person fails to give demand for amounts or losses incurred in connection with this Section 1.7 within 180 days after it obtains knowledge that it is subject to increased capital requirements or has incurred other increased costs, such Affected Person shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand and (ii) the Seller shall not be required to pay to any Affected Person (x) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Transaction Document, (y) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Transaction Document or (z) any amount, if such amount constitutes Taxes (which shall be governed by Section 1.10).

    Section 1.8 Requirements of Law.  If, after the date hereof, any Affected Person determines that any Regulatory Change or Specified Regulation:

    (a) does or shall subject such Affected Person to any increase in the Purchased Interest (or its portion thereof) or in the amount of Capital relating thereto,

    (b) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate or LMIR hereunder, or

    (c) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to, or issuing any Letter of Credit in respect of, the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable.  All such amounts shall be payable as incurred.  A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

    Section 1.9 Funding Losses.

    (a) The Seller shall compensate each Affected Person, upon written request by such Person for all losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed by it to fund or maintain any Portion of Capital hereunder at an interest rate determined by reference to the Euro-Rate or LMIR and any loss sustained by such Person in connection with the re-employment of such funds), which such Affected Person may sustain with respect to funding or maintaining such Portion of Capital at the Euro-Rate or LMIR if, after the applicable request by the Seller to fund or maintain such Portion of Capital at an interest rate determined by reference to the Euro-Rate or LMIR, such funding or maintenance does not occur, as a result of (i) a breach by the Seller of this Agreement or any other Transaction Document or (ii) any failure by the Seller to consummate such requested funding or maintenance in accordance with the terms of such request, in each case, on a date specified therefor.

    (b) If an Affected Person requests compensation under this Section 1.9, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

    Section 1.10 Taxes.  The Seller agrees that:

    (a) Any and all payments by the Seller under this Agreement and any other Transaction Document shall be made free and clear of and without deduction for any Taxes or Other Taxes; provided, however that such payments shall exclude overall income or franchise taxes, in either case, imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized, the jurisdiction of such Person’s principal place of business or the jurisdiction in which such Person holds its undivided percentage ownership interest in the Purchased Interest, or any political subdivision thereof (all such Taxes other than those referred to in the proviso above shall hereinafter be referred to as “Indemnified Taxes”).  If the Seller shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder to any Purchaser, any Liquidity Provider, Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.

    (b) Whenever any Indemnified Taxes are payable by the Seller, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser or any Liquidity Provider or other Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the taxing authorities having jurisdiction over such Person.  If the Seller fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental Taxes, interest or penalties that may become payable by such party as a result of any such failure.

    (c) The Seller shall indemnify each Affected Person within ten Business Days after written demand therefor, for the full amount of any Indemnified Taxes paid by such Affected Party on or with respect to any payment by or on account of any obligation of the Seller hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 1.10) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  None of Sections 1.7, 1.8, 3.1, 3.2 or 6.4(a) shall apply to Taxes, which shall be governed exclusively by this Section 1.10.

    (d) If an Affected Person determines, in its sole discretion, that it has received a refund or credit of any Taxes or Other Taxes as to which it has been indemnified by the Seller, it shall pay over such refund or credit to the Seller (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller under this Section 1.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Affected Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any applicable Taxes payable in respect of such interest); provided, that the Seller agrees to repay each such Affected Person, within ten Business Days after the request of such Affected Person, the amount paid over to the Seller (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Affected Person is required to repay such refund to such Governmental Authority.  This Section 1.10 shall not be construed to require any Affected Person to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Seller or any other Person.

    (e) If an Affected Person requests indemnification or repayment under this Section 1.10, a certificate describing in reasonable detail such amounts and the basis for such Affected Person’s demand for such amounts shall be submitted to the Seller and the applicable Purchaser Agent by such Affected Person and shall be conclusive and binding for all purposes, absent manifest error.

    Section 1.11 Inability to Determine Euro-Rate or LMIR. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (or, solely with respect to LMIR, any day) (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Yield Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Yield Period (or portion thereof), then the Administrator shall give notice thereof to the Seller.  Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Yield Period (or, solely with respect to LMIR, immediately), be converted to the Alternate Rate determined by reference to the Base Rate.

    (b) If, on or before the first day of any Yield Period (or, solely with respect to LMIR, any day), the Administrator shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive) that any Regulatory Change or Specified Regulation, or compliance by such Affected Person with any Regulatory Change or Specified Regulation, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate or

LMIR, the Administrator shall notify the Seller thereof.  Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Alternate Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period (or, solely with respect to LMIR, any day) if such Affected Person may lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Affected Person may not lawfully continue to maintain such Portion of Capital at the Alternate Rate determined by reference to the Euro-Rate or LMIR to such day.

    Section 1.12 Letters of Credit.

    On the terms and subject to the conditions hereof, the LC Bank shall issue or cause the issuance of stand-by letters of credit (“Letters of Credit”) on behalf of Seller (or, if requested by the Seller, on behalf of the Originator or an Affiliate of the Seller and the Originator) in favor of the beneficiaries specified by the Seller; provided, that the LC Bank will not be required to issue or cause to be issued any Letters of Credit to the extent that after giving effect thereto the issuance of such Letters of Credit would then cause (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount to exceed the Purchase Limit or (b) the LC Participation Amount to exceed the aggregate of the Commitments of the LC Bank and the LC Participants.  All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

    Section 1.13 Issuance of Letters of Credit.

    (a) The Seller may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m., Pennsylvania time, to issue a Letter of Credit by delivering to the Administrator, the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex F attached hereto and a Purchase Notice, in the form of Annex B hereto, in each case completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request.  The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

    (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) except with the prior written consent of the Administrator, have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date.  Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International

Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank.

    (c) The Administrator shall promptly notify the LC Bank and LC Participants, at such Person’s respective address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and LC Participants with the Letter of Credit Application delivered to the Administrator by the Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m. Pennsylvania time on such day, on the next Business Day.

    Section 1.14 Requirements For Issuance of Letters of Credit.

    The Seller shall authorize and direct the LC Bank to name the Seller, the Originator or an Affiliate of the Seller and the Originator as the “Applicant” or “Account Party” of each Letter of Credit.

    Section 1.15 Disbursements, Reimbursement.

    (a) Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

    (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request.  Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation”) the LC Bank prior to 12:00 p.m., Pennsylvania time on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank.  In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m., Pennsylvania time, on the Drawing Date, the LC Bank will promptly notify each LC Participant thereof, and the Seller shall be deemed to have requested that a Funded Purchase be made by the Purchasers in the Purchaser Group for the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit in accordance with Section 1.1(b).  Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of any such written confirmation shall not affect the conclusiveness or binding effect of the oral notice.

    (c) Each LC Participant shall upon any notice pursuant to paragraph (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing (a “Participation Advance”), whereupon the LC Participants shall  each be deemed to have made a Funded Purchase in that amount.  If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Pro Rata Share of such amount by no later than 2:00 p.m., Pennsylvania time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the

Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date.  The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this paragraph (c), provided that such LC Participant shall not be obligated to pay interest as provided in clauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing.  Each LC Participant’s Commitment shall continue until the last to occur of any of the following events:  (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

    Section 1.16 Repayment of Participation Advances.

    (a) Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from or for the account of the Seller in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a Participation Advance to the LC Bank, the LC Bank (or the Administrator on its behalf) will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

    (b) If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate, from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

    Section 1.17 Documentation.

    The Seller agrees to be bound by, and to cause any other Person on whose behalf a Letter of Credit is issued hereunder (including any “Account Party” or “Applicant” thereof) to comply with, and be bound by, (i) the terms of the Letter of Credit Application, (ii) by the LC Bank’s interpretations of any Letter of Credit issued for the Seller and (iii) by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

    Section 1.18 Determination to Honor Drawing Request.

    In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

    Section 1.19 Nature of Participation and Reimbursement Obligations.

    Each LC Participant’s obligation in accordance with this Agreement to make Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I  under all circumstances, including the following circumstances:

    (a) any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, the Purchasers, the Purchaser Agents, the Seller or any other Person for any reason whatsoever;

    (b) the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of a purchase, reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of Participation Advances hereunder;

    (c) any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which Seller or the Originator on behalf of which a Letter of Credit has been issued may have against the LC Bank, the Administrator, any Purchaser, or any other Person for any reason whatsoever;

    (d) any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such beneficiary or transferee may be acting), the LC Bank, any LC Participant, the Purchasers or Purchaser Agents or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

    (e) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

    (f) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

    (g) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

    (h) any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of  Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

    (i) any Material Adverse Effect on the Seller, the Originator or any Affiliates thereof;

    (j) any breach of this Agreement or any Transaction Document by any party thereto;

    (k) the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, the Originator or any Affiliate thereof;

    (l) the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

    (m) the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

    (n) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

    Nothing in this Section 1.19 shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.

    Section 1.20 Indemnity.

    In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”).

    Section 1.21 Liability for Acts and Omissions.

    As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, any beneficiary, “Applicant” or “Account Party” of such Letter of Credit.  In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank or any LC Participant shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile, electronic mail or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of the preceding sentence.  In no event shall the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation Attorney Costs), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

    Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchasers and the Purchaser Agents and each of its Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of  Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchasers or the Purchaser Agents or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

    In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

    Section 1.22 Extension of Termination Date.  The Seller may request the extension of the Facility Termination Date by providing written notice to the Administrator and each Purchaser Agent; provided such request is made not more than 120 days prior to, and not less than 60 days prior to, the then current Facility Termination Date.  In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller and the Servicer in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorney Costs) shall be paid by the Seller.  In the event any Purchaser declines the request for such extension, such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;
TERMINATION EVENTS

    Section 2.1 Representations and Warranties; Covenants.  Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

    Section 2.2 Termination Events.  If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE III

INDEMNIFICATION

    Section 3.1 Indemnities by the Seller.  Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, each Purchaser Agent, each Liquidity Provider, each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, Taxes, costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller, any Transferor or the Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to the Originator, any Transferor, the Seller or the Servicer for uncollectible Receivables or (c) such Indemnified Amounts include Taxes imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof); provided, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder.  Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

       (i) The failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in any Information Package to be true and correct, or the failure of any other information provided to any Purchaser or the Administrator with respect to the Receivables or this Agreement to be true and correct;

       (ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any employee, officer or agent of the Seller) under or in connection with this Agreement, any other Transaction Document, or any Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto to have been true and correct as of the date made or deemed made in all respects;

       (iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or related Contract with any such applicable law, rule or regulation;

       (iv) the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a first priority perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;

       (v) any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

       (vi) the failure to have filed, or any delay in filing, financing statements (including fixture filings and as extracted collateral filings) or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Purchase or at any subsequent time;

       (vii) any failure of a Lock-Box Bank to comply with the terms of the applicable Lock-Box Agreement;

       (viii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or relating to collection activities (if such collection activities were performed by the Seller or any of its Affiliates acting as the Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates) with respect to such Receivable;

       (ix) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions of this Agreement, any Contract or any other Transaction Document to which it is a party;

       (x) any action taken by the Administrator as attorney-in-fact for the Seller, any Transferor or the Originator pursuant to this Agreement or any other Transaction Document;

       (xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.4(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

       (xii) the use of proceeds of purchase or reinvestment or the issuance of any Letter of Credit on behalf of Seller (and, if applicable, on behalf of, or for the account of, the Originator); or

       (xiii) any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents.

    Section 3.2 Indemnities by the Servicer.  Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, rules or regulations, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor (other than as a result of discharge in bankruptcy with respect to such Obligor) to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

    Section 4.1 Appointment of the Servicer.

    (a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to ANR (in accordance with this Section 4.1) of the designation of a new Servicer, ANR is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed ANR or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

    (b) Upon the designation of a successor Servicer as set forth in clause (a), ANR agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and ANR shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

    (c) ANR acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on ANR’s agreement to act as Servicer hereunder. Accordingly, ANR agrees that it will not voluntarily resign as Servicer.

    (d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

    Section 4.2 Duties of the Servicer.

    (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.  The Servicer shall set aside for the accounts of the Seller and each Purchaser Group the amount of Collections to which each such Purchaser Group is entitled in accordance with Article I hereof.  The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable, as the Servicer may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments expressly permitted under the Credit and Collection Policy or as expressly required under applicable laws, rules or regulations or the applicable Contract; provided, that for purposes of this Agreement: (i) such extension shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Purchaser, Purchaser Agent or the Administrator under this Agreement or any other Transaction Document and (iii) if a Termination Event has occurred and is continuing and ANR or an Affiliate thereof is serving as the Servicer, ANR or such Affiliate may take such action only upon the prior approval of the Administrator.  The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of each Purchaser Group), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator may direct the Servicer (whether the Servicer is ANR or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

    (b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if ANR or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than ANR or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

    (c) The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date, (ii) the date on which no Capital or Discount in respect of the Purchased Interest shall be outstanding, (iii) the date on which an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired, and (iv) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

    After such termination, if ANR or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

    Section 4.3 Lock-Box Account Arrangements.  Prior to the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered executed counterparts of each to the Administrator.  Upon the occurrence and during the continuation of a Termination Event, the Administrator may (with the consent of any Purchaser Agent) or shall (upon the direction of any Purchaser Agent) at any time thereafter give notice to each Lock-Box Bank that the Administrator is exercising its rights under the Lock-Box Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Lock-Box Accounts transferred to the Administrator (for the benefit of the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Lock-Box Accounts redirected pursuant to the Administrator’s instructions rather than deposited in the applicable Lock-Box Account, and (c) to take any or all other actions permitted under the applicable Lock-Box Agreement. The Seller hereby agrees that if the Administrator at any time takes any action set forth in the preceding sentence, the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator takes control of any Lock-Box Account, the Administrator shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

    Section 4.4 Enforcement Rights.

    (a) At any time following the occurrence and during the continuation of a Termination Event:

       (i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

       (ii) the Administrator may instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors,

       (iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee, and

       (iv) the Administrator may collect any amounts due from the Originator under the Purchase and Sale Agreement.

    (b) The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the determination of the Administrator, after the occurrence and during the continuation of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

    Section 4.5 Responsibilities of the Seller.

    (a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. None of the Administrator, the Purchaser Agents or any of the Purchasers shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of any Transferor, Seller, Servicer, ANR or the Originator thereunder.

    (b) ANR hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, ANR shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that ANR conducted such data-processing functions while it acted as the Servicer.

    Section 4.6 Servicing Fee.  (a) Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables.  The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid directly by the Seller.

    (b) If the Servicer ceases to be ANR or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

ARTICLE V

THE AGENTS

    Section 5.1 Appointment and Authorization.  (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto.  The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest.  The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator.  The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer.  Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

    (b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

    (c) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

    (d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

    Section 5.2 Delegation of Duties.  The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    Section 5.3 Exculpatory Provisions.  None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitments of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct.  The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by any Transferor, the Seller, the Servicer, the Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of any Transferor, the Seller, the Servicer, the Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II.  The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of any Transferor, the Seller, the Servicer, the Originator or any of their respective Affiliates.

    Section 5.4 Reliance by Agents.  (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator.  Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

    (b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

    (c) The Purchasers within each Purchaser Group with a majority of the Commitments of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

    (d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

    Section 5.5 Notice of Termination Events.  Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless the Administrator and the Purchaser Agents have received notice from any Purchaser, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event.  In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers.  In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator.  The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of all Purchasers, the LC Bank and/or the Required LC Participants), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.

    Section 5.6 Non-Reliance on Administrator, Purchaser Agents and Other Purchasers.  Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Transferors, the Seller, ANR, the Servicer or the Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable.  Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, ANR, the Transferors, the Servicer or the Originator, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, ANR, the Servicer, the

Transferors or the Originator or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

    Section 5.7 Administrator, Purchasers, Purchaser Agents and Affiliates.  Each of the Administrator, the Purchasers and the Purchaser Agents and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, equity or other business with any Transferor, the Seller, ANR, the Servicer or the Originator or any of their Affiliates.  With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

    Section 5.8 Indemnification.  Each LC Participant and Related Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and the LC Bank and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by any Transferor, the Seller, the Servicer or the Originator and without limiting the obligation of any Transferor, the Seller, the Servicer, or the Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator, the LC Bank or such Person as finally determined by a court of competent jurisdiction).  Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the Administrator and the LC Bank, ratably according to its Pro Rata Shares, promptly upon demand, for any out of pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, its rights and responsibilities under this Agreement.

    Section 5.9 Successor Administrator.  The Administrator may, upon at least thirty (30) days’ prior written notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator.  Such resignation shall not become effective until (x) a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment and (y) so long as no Termination Event or Unmatured Termination Event has occurred and is continuing, the Seller and the Servicer shall have consented to such successor Administrator (such consent not to be unreasonably withheld or delayed).  Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction

Documents.  After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE VI

MISCELLANEOUS

    Section 6.1 Amendments, Etc.  No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, to the extent required by the securitization program of any Conduit Purchaser, no such material amendment shall be effective until the Rating Agency Condition shall have been satisfied with respect thereto (the Administrator hereby agrees to provide executed copies of any material amendment to or waiver of any provision of this Agreement to the Rating Agencies); provided, further that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Related Committed Purchaser’s or LC Participant’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” “Loss Reserve Percentage,” “Dilution Reserve,” “Dilution Reserve Percentage”, “Total Reserves”, “Net Receivables Pool Balance” or “Termination Event”, or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

    Section 6.2 Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communications) and shall be personally delivered or sent by facsimile or email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth on Schedule V hereto, under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

    Section 6.3 Successors and Assigns; Participations; Assignments.

    (a) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Except as otherwise provided in Section 4.1(d), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank, the Required LC Participants and the Purchaser Agents.

    (b) Participations.  (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document.  Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder.  A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.  (ii) Notwithstanding anything contained in paragraph (a) or clause (i) of paragraph (b) of this Section 6.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Funded Purchase made by such LC Participant to another bank or other entity so long as (i) no such grant of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (ii) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver referred to in Section 6.1.  Any such Participant shall not have any rights hereunder or under the Transaction Documents.

    (c) Assignments by Certain Related Committed Purchasers.  Any Related Committed Purchaser may assign to one or more Persons (each a “Purchasing Related Committed Purchaser”), reasonably acceptable to the Administrator, the LC Bank and the related Purchaser Agent in its sole discretion, any portion of its Commitment (which shall be inclusive of its Commitment as an LC Participant) pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Related Committed Purchaser, such selling Related Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld or delayed and that no such consent shall be required if a Termination Event or Unmatured Termination Event has occurred and is continuing; provided, further, that no consent of the Seller shall be required if the assignment is made by any Related Committed Purchaser to the Administrator, to any other Related Committed Purchaser, to any Affiliate of the Administrator or any Related Committed Purchaser, to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by the Administrator or any Affiliate of the Administrator).  Any such assignment by Related Committed Purchaser cannot be for an amount less than $10,000,000.  Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Related Committed Purchaser to the selling Related Committed Purchaser of the agreed purchase price, if any, such selling Related Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Related Committed Purchaser shall for all purposes be a Related Committed Purchaser party hereto and shall have all the rights and obligations of a Related Committed Purchaser hereunder to the same extent as if it were an original party hereto.  The amount of the Commitment of the selling Related Committed Purchaser allocable to such Purchasing Related Committed Purchaser shall be equal to the amount of the Commitment of the selling Related Committed Purchaser transferred regardless of the purchase price, if any, paid therefor.  The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Related Committed Purchaser as a “Related Committed Purchaser” and a related “LC Participant” and any resulting adjustment of the selling Related Committed Purchaser’s Commitment.

    (d) Assignments to Liquidity Providers and other Program Support Providers.  Any Conduit Purchaser may at any time grant to one or more of its Liquidity Providers or other Program Support Providers, participating interests in its portion of the Purchased Interest.  In the event of any such grant by such Conduit Purchaser of a participating interest to a Liquidity Provider or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder.  The Seller agrees that each Liquidity Provider and Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Section 1.7.

    (e) Other Assignment by Conduit Purchasers.  Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, that such Conduit Purchaser may not, without the prior consent of its Related Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser.  Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee.  Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder.  Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

    (f) Certain Pledges.  Without limiting the right of any Purchaser to sell or grant interests, security interests or participations to any Person as otherwise described in this Section 6.3, any Purchaser may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations as a Purchaser hereunder, including any pledge or assignment to secure obligations to a Federal Reserve Bank;  provided that no such pledge or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledgee or assignee for such Purchaser as a party hereto.

    (g) Opinions of Counsel.  If required by the Administrator or the applicable Purchaser Agent or to maintain the ratings of the Notes of any Conduit Purchaser, each Transfer Supplement or other assignment and acceptance agreement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

    Section 6.4 Costs, Expenses and Taxes.  (a) By way of clarification, and not of limitation, of Sections 1.7, 1.20 or 3.1, the Seller shall pay to the Administrator, each Purchaser Agent and/or any Purchaser on demand all costs and expenses in connection with (i) the preparation, execution, delivery and administration of this Agreement or the other Transaction Documents and the other documents and agreements to be delivered hereunder and thereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group of the obligations of any Transferor, the Seller, the Servicer or the Originator under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Lock-Box Accounts (and any related lock-box or post office box), including fees, costs and expenses of legal counsel for the Administrator, the Purchaser Agents and the Purchasers relating to any of the foregoing or to advising the Administrator or any member of any Purchaser Group (including, any related Liquidity Provider or any other related Program Support Provider) about its rights and remedies under any Transaction Document or any other document, agreement or instrument related thereto and all costs and expenses (including counsel fees and expenses) of the Administrator, any Purchaser Agent and any Purchaser in connection with the enforcement or administration of the Transaction Documents or any other document, agreement or instrument related thereto.  The Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing, all of such entities will be represented by a single law firm.  The Seller shall, subject to the provisos in clause (e) of each of Sections 1 and 2 of Exhibit IV, reimburse the Administrator, each Purchaser Agent and each Purchaser for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer.  The Seller shall reimburse each Conduit Purchaser for any amounts such Conduit Purchaser must pay to any related Liquidity Provider or other related Program Support Provider pursuant to any Funding Agreement on account of any Tax.  The Seller shall reimburse each Purchaser on demand for all out of pocket costs and expenses incurred by such Purchaser in connection with the Transaction Documents or the transactions contemplated thereby.

    (b) In addition, the Seller shall pay on demand any and all stamp, franchise and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

    Section 6.5 No Proceedings; Limitation on Payments.  (a) Each of the Seller, ANR, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full.  The provisions of this paragraph shall survive any termination of this Agreement.  Each party hereto agrees that it will not institute against, or join any Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or any other proceeding under any federal or state bankruptcy or similar law, for one year and one day after which all other indebtedness and other obligations of the Seller hereunder and under each other Transaction Document shall have been paid in full; provided that the Administrator may take any such action with the prior written consent of the Majority Purchaser Agents and the LC Bank.

    (b) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full.  Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above.  The provisions of this paragraph shall survive any termination of this Agreement.

    Section 6.6 GOVERNING LAW AND JURISDICTION.

    (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

    (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

    Section 6.7 Confidentiality.  Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed (a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent and (b) to the Seller’s and Servicer’s legal counsel and auditors if they agree to hold it confidential.  Unless otherwise required by applicable law, rules or regulations, the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the Transferors, the Seller, the Servicer and the Originator; provided, that such information may be disclosed (i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) to legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) to any nationally recognized statistical rating agency, (iv) to any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) to any placement agency placing the Notes, and (vi) to any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser, any Program Support Provider or any Liquidity Provider.

    Section 6.8 Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

    Section 6.9 Survival of Termination.  The provisions of Sections 1.7, 1.8, 1.9, 1.10, 1.19, 1.20, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

    Section 6.10 WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES

AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE.  EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

    Section 6.11 Sharing of Recoveries.  Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery.  If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

    Section 6.12 Right of Setoff.  Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured).

    Section 6.13 Entire Agreement.  This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

    Section 6.14 Headings.  The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

    Section 6.15 Purchaser Groups’ Liabilities.  The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

    Section 6.16 USA Patriot Act.  Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Seller, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Servicer and the Performance Guarantor that will allow the Administrator and the Purchasers to identify the Seller, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act.  Each of the Seller and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ANR RECEIVABLES FUNDING, LLC, as Seller

By:
Name:
Title:

ALPHA NATURAL RESOURCES, LLC, as Servicer

By:
Name:
Title:

THE PURCHASER GROUPS:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for the Market Street Purchaser Group

By:
Name:
Title:

Address: PNC Bank, National Association
Three PNC P1aza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Attention: William P. Falcon
Telephone: (412) 762-5442
Facsimile: (412)762-9184
E-mail: William.falcon@pnc.com

MARKET STREET FUNDING LLC,
as Related Committed Purchaser

By:
Name:
Title:

Address: c/o AMACAR Group, L.L.C.
6525 Morrison Blvd., Suite 318
Charlotte, North Carolina 28211

Attention: Doris J. Hearn
Telephone: (704) 365-0569
Facsimile: (704) 365-1362

MARKET STREET FUNDING LLC,
as Conduit Purchaser

By:
Name:
Title:

Address: c/o AMACAR Group, L.L.C.
6525 Morrison Blvd., Suite 318
Charlotte, North Carolina 28211

Attention: Doris J. Hearn
Telephone: (704) 365-0569
Facsimile: (704) 365-1362

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as a Related Committed Purchaser

By:
Name:
Title:

Address: Wells Fargo Bank, National Association
6 Concourse Parkway
Suite 1450
Atlanta, Georgia 30328

Attention: William P. Rutkowski
Telephone: (404) 732-0816
Facsimile: (404) 732-0802
E-mail: rsgglobal@wachovia.com

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as an LC Participant

By:
Name:
Title:

Address: Wells Fargo Bank, National Association
6 Concourse Parkway
Suite 1450
Atlanta, Georgia 30328
Attention: William P. Rutkowski
Telephone: (404) 732-0816
Facsimile: (404) 732-0802
E-mail: rsgglobal@wachovia.com

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as a Purchaser Agent

By:
Name:
Title:

Address: Wells Fargo Bank, National Association
6 Concourse Parkway
Suite 1450
Atlanta, Georgia 30328

Attention: William P. Rutkowski
Telephone: (404) 732-0816
Facsimile: (404) 732-0802
E-mail: rsgglobal@wachovia.com

PNC BANK, NATIONAL ASSOCIATION, as
Administrator

By:
Name:
Title:

Address: PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222

Attention: William Falcon
Telephone: (412) 762-5442
Facsimile: (412) 762-9184
Email: William.falcon@pnc.com

PNC BANK, NATIONAL ASSOCIATION, as
the LC Bank and as an LC Participant

By:
Name:
Title:

Address: PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, PA 15222-2707

Attention: Richard Munsick
Telephone: 412.762.4299
Facsimile: 412.762.6484
email: richard.munsick@pnc.com

EXHIBIT I

DEFINITIONS

    As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

    “Additional Mortgage” has the meaning set forth in the Credit Agreement.

    “Adjusted LC Participation Amount” means, at any time, the LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time.

    “Administrator” has the meaning set forth in the preamble to this Agreement.

    “Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of the Administrator (for the benefit of the Purchasers ) shall not constitute an Adverse Claim.

    “Affected Person” has the meaning set forth in Section 1.7 of this Agreement.

    “Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be.  For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

    “Affiliate Collections” means, with respect to any Affiliate Receivable: (a) all funds that are received by the Originator, any Transferor, ANR, the Seller or the Servicer in payment of any amounts owed in respect of such Affiliate Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Affiliate Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other Person directly or indirectly liable for the payment of such Affiliate Receivable and available to be applied thereon) and (b) all other proceeds of such Affiliate Receivable.

    “Affiliate Receivable” means any indebtedness and other obligations owed to Alpha Appalachia Holdings, Inc. (formerly known as Massey Energy Company) or any Subsidiary of Alpha Appalachia Holdings, Inc. arising from the sale of coal by or on behalf of Alpha Appalachia Holdings, Inc. or any Subsidiary of Alpha Appalachia Holdings, Inc.; other than any indebtedness or other obligations owed to the Originator, any Transferor or the Seller.

    “Aggregate Capital” means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Aggregate Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

    “Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.

    “Agreement” has the meaning set forth in the preamble hereto.

    “Alternate Rate” for any Yield Period for any Capital (or portion thereof) funded by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to, at the option of such Purchaser: (a) solely with respect to Wells, as a Purchaser, the average LMIR for all days in such Yield Period, or, (b) with respect to any Purchaser other than Wells, 2.00% per annum above the Euro-Rate for such Yield Period, only to the extent that the Euro-Rate is available or (c) the Base Rate for such Yield Period; provided, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (i) 2.0% per annum above the Base Rate in effect on such day and (ii) the “Alternate Rate” as calculated in clause (a) or clause (b) above, as applicable.

    “ANR” has the meaning set forth in the preamble to this Agreement.

    “Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.

    “Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

    “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

    “Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

       (a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Related Committed Purchaser) as its “reference rate”.  Such “reference rate” is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

       (b) 0.50% per annum above the latest Federal Funds Rate.

    “Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which any Transferor, the Seller, the Originator, ANR or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

    “Black Dog” means Black Dog Coal Corp., a Virginia corporation.

    “Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, or New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

    “Capital” means with respect to any Purchaser, (a) the amount paid to the Seller by such Purchaser pursuant to Section 1.1(a) or (b) of this Agreement or (b) such Purchaser’s Pro Rata Share of the aggregate amount of all unreimbursed draws deemed to be Funded Purchases pursuant to Section 1.2(e) of this Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

    “Change in Control” means (a) that ANR ceases to own, directly or indirectly, (i) 100% of the membership interests of the Seller free and clear of all Adverse Claims or (ii) 100% of the membership interests, voting stock or other equity interests of Black Dog, the Originator or any Transferor free and clear of all Adverse Claims (other than the pledge of such interest therein solely pursuant to the Credit Agreement and the other “Loan Documents” (as such term is defined in the Credit Agreement)), (b) the Performance Guarantor ceases to own, directly or indirectly, 100% of the membership interests of ANR free and clear of all Adverse Claims (other than the pledge of any such interest therein of the Originator solely pursuant to the Credit Agreement and the other “Loan Documents” (as such term is defined in the Credit Agreement)), (c) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding voting stock of the Performance Guarantor or (d) a “Change in Control” (as such term is defined in the Credit Agreement, without giving effect to any amendment, supplement, modification or waiver of such definition to which the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents have not consented).

    “Citibank Release Letter” has the meaning set forth in Section 1(d) of Exhibit II.

    “Closing Date” means October 19, 2011.

    “Collections” means, with respect to any Pool Receivable: (a) all funds that are received by the Originator, any Transferor, ANR, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections and (c) all other proceeds of such Pool Receivable.

    “Commitment” means, with respect to any Related Committed Purchaser or LC Participant, as applicable, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Funded Purchases and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule VI or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(c) or in connection with an increase pursuant to Sections 1.1(d) and (e).

    “Commitment Percentage” means, for each Related Committed Purchaser or related LC Participant in a Purchaser Group, the Commitment of such Related Committed Purchaser or related LC Participant, as the case may be, divided by the total of all Commitments of all Related Committed Purchasers or related LC Participants, as the case may be, in such Purchaser Group.

    “Company Note” means the promissory note issued by the Seller to the Originator on March 25, 2009 in the form of Exhibit B to the Purchase and Sale Agreement (as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents and in substantially the form of Exhibit B to the Purchase and Sale Agreement).

    “Concentration Percentage” means, at any time: (a) for any Group A Obligor, 25.0%, (b) for any Group B Obligor, 12.5%, (c) for any Group C Obligor, 8.3% and (d) for any Group D Obligor, 5.0%; provided, that the Administrator (with the prior written consent of each Purchaser Agent) may (to the extent the Rating Agency Condition has been satisfied with respect thereto if required by the securitization program of any Conduit Purchaser) approve higher Concentration Percentages for selected Obligors.

    “Concentration Reserve” means at any time, the product of (a) the sum of (i) the Aggregate Capital plus (ii) the LC Participation Amount, multiplied by (b)(i) the Concentration Reserve Percentage divided by (ii) 1 minus the Concentration Reserve Percentage.

    “Concentration Reserve Percentage” means, at any time, the (a) largest of the following (i) the sum of the five (5) largest Group D Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (ii) the sum of the three (3) largest Group C Obligor Receivables balances (up to the Concentration Percentage for each such Obligor), (iii) the sum of the two (2) largest Group B Obligor Receivables balance (up to the Concentration Percentage for each such Obligor), and (iv) the largest Group A Obligor Receivables balance (up to the Concentration Percentage for such Obligor), divided by (b) the sum of the outstanding balances of all Eligible Receivables.

    “Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement or otherwise.

    “Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

    “CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time.  The “CP Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (a) 2.0% per annum above the Base Rate as in effect on such day and (b) the Alternate Rate as calculated in the definition thereof.

    “Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of May 19, 2011, by and among Alpha Natural Resources, Inc., Citicorp North America, Inc., as administrative agent, and the institutions from time to time party thereto as lenders, (as the same may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time); provided, that if PNC is no longer a lender or agent under such agreement, at the request of the Administrator or any Purchaser Agent, the Servicer and

Seller agree that the definition of “Change in Control” herein shall be amended, within 60 days of such request, on terms reasonably satisfactory to the Administrator and each Purchaser Agent so as to conform in material respects to the corresponding term in such agreement.

    “Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Transferor, the Originator and of ANR in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.

    “Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales made by the Transferors and the Originator during the three calendar months ended on the last day of such calendar month divided by (ii) 90.

    “Debt” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all guarantees by such Person of Debt of others, (f) all capital lease obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Debt of such Person is being determined, in respect of outstanding swap agreements, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such person in respect of bankers’ acceptances.  The Debt of any person shall include the Debt of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Debt expressly limits the liability of such person in respect thereof.

    “Declining Conduit Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

    “Declining Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

    “Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.

    “Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (i) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables solely pursuant to clause (b)(i) of the definition of “Defaulted Receivable”) by (ii) the aggregate credit sales made by the Transferors and the Originator during the month that is four calendar months before such month.

    “Defaulted Receivable” means a Receivable:

       (a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment, or

       (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible.

    “Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

    “Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

    “Determination Date” means, with respect to any calendar month, the last Business Day of such calendar month.

    “Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by all the Transferors and the Originator during the two most recent calendar months, to (b) the Net Receivables Pool Balance at the last day of such calendar month.

    “Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement during such calendar month by (b) the aggregate credit sales made by the Transferors and the Originator during the calendar month that is two months prior to such calendar month.

    “Dilution Reserve” means, on any day, an amount equal to: (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such day multiplied by (b) (i) the Dilution Reserve Percentage on such day, divided by (ii) 100% minus the Dilution Reserve Percentage on such day.

    “Dilution Reserve Percentage” means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.5 times the average of the Dilution Ratios for the twelve most recent calendar months and (y) the Dilution Spike Factor.

    “Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

    “Discount” means with respect to any Purchaser:

       (a) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period through the issuance of Notes:

CPR x C x ED/360 + YPF

       (b) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Yield Period through the issuance of Notes or, if the LC Bank and/or any LC Participant has deemed to have made a Funded Purchase in connection with any drawing under a Letter of Credit which accrues Discount pursuant to Section 1.2(e) of this Agreement:

AR x C x ED/Year + YPF

    where:

AR	=	the Alternate Rate for such Portion of Capital for such Yield Period with respect to such Purchaser,

C	=	the Capital with respect to such Portion of Capital during such Yield Period with respect to such Purchaser,

CPR	=	the CP Rate for the Portion of Capital for such Yield Period with respect to such Purchaser,

ED	=	the actual number of days during such Yield Period,

Year	=	if such Portion of Capital is funded based upon: (i) the Euro-Rate or LMIR, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

YPF	=	the Yield Protection Fee, if any, for the Portion of Capital for such Yield Period with respect to such Purchaser;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and providedfurther, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

    “Dodd-Frank Act” has the meaning set forth in Section 1.7.

    “Drawing Date” has the meaning set forth in Section 1.15(b) of the Agreement.

    “Effective Period” means the period commencing on the Closing Date and ending on March 31, 2012.

    “Eligible Assignee” means any bank or financial institution acceptable to the LC Bank and the Administrator.

    “Eligible Foreign Obligor” means an Obligor which is a resident of (i) any country (other than the United States of America, Canada or any Eurozone Country) that has a foreign currency rating of at least “AAA” by Standard & Poor’s and “Aaa” by Moody’s, (ii) a territory of the United States of America or (iii) any Eurozone Country that has a foreign currency rating of at least “A” by Standard & Poor’s and “A2” by Moody’s.

    “Eligible Receivable” means, at any time, a Pool Receivable:

       (a) the Obligor of which is (i) a United States resident, a Canadian resident or an Eligible Foreign Obligor; provided that with respect to any Receivable the Obligor of which is a Canadian resident or an Eligible Foreign Obligor, the Seller shall have taken all actions, at its own expense, and shall have delivered (or caused to be delivered) to the Administrator all further instruments, opinions and documents, that may be necessary or desirable in the sole determination of the Administrator, as the Administrator may reasonably request, to perfect, protect or more fully evidence such Receivable and the security interest granted therein and in the Related Security and Collections with respect thereto, or to enable the Administrator, any Purchaser Agent or any Purchaser to exercise and enforce their respective rights and remedies under this Agreement, (ii) not a federal governmental subdivision or department, affiliate, agency or other entity; provided, that TVA shall not be subject to the restriction set forth in this sub-clause (ii), (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement and (iv) not an Affiliate of ANR or any Affiliate of ANR;

       (b) that is denominated and payable in U.S. dollars to a Lock-Box Account in the United States, and the Obligor with respect to which has been instructed on or prior to the Closing Date to remit Collections in respect thereof to a Lock-Box Account in the United States;

       (c) that does not have a stated maturity which is more than sixty (60) days after the original invoice date of such Receivable;

       (d) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the applicable Transferor’s or the Originator’s business;

       (e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

       (f) that conforms in all material respects with all applicable laws, rulings and regulations in effect;

       (g) that is not the subject of any asserted dispute, offset, hold back, defense, Adverse Claim or other claim, but any such Pool Receivable shall be ineligible only to the extent of the amount of such asserted dispute, offset, hold back, defense, Adverse Claim or other claim;

       (h) that satisfies all applicable requirements of the applicable Credit and Collection Policy;

       (i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement;

       (j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor unless such consent has already been obtained);

       (k) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

       (l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper;

       (m) that is not a Defaulted Receivable or a Delinquent Receivable;

       (n) for which none of the Transferor thereof, the Originator, the Seller and the Servicer has established any offset arrangements with the related Obligor;

       (o) for which Defaulted Receivables of the related Obligor do not exceed 50% of the Outstanding Balance of all such Obligor’s Receivables;

       (p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Transferor thereof or the Originator;

       (q) that if such Receivable has not yet been billed, the related coal has been shipped within the last sixty (60) days; and

       (r) that satisfies all applicable requirements of clause (g) of Section 6.1 of the Sale Agreement.

    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the rulings and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

    “ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Transferor, the Seller, the Originator or ANR, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Transferor, the Seller, the Originator or ANR, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any Transferor, the Seller, the Originator, any corporation described in clause (a)or any trade or business described in clause (b).

    “Euro-Rate” means with respect to any Yield Period, the interest rate per annum determined by the applicable Purchaser Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by such Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in U.S. dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by such Purchaser Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Alternate Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Composite of London interbank offered rates shown on
Bloomberg Finance L.P. Screen US0001M
or appropriate successor
Euro-Rate =

1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Alternate Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

    “Eurozone Country” means any country in the collective group of countries that use the euro as their common currency.

    “Excess Concentration” means the sum of the following, without duplication:

    (a) the sum of the amounts by which the Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the sum of, without duplication:

    (i) an amount equal to (a) the applicable Concentration Percentage for such Obligor multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

    (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a resident of Canada exceeds 5% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

    (iii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is an Eligible Foreign Obligor exceeds 25% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool (or, if ANR does not have a rating of “B” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities and a rating of “B2” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, 15%); plus

    (iv) the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the Obligor of which is a Eurozone Country that has a foreign currency rating of less than “AAA” by Standard & Poor’s and “Aaa” by Moody’s exceeds 3% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

    (b)  the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool that have a stated maturity which is more than 45 days but not more than 60 days after the original invoice date of such Receivable exceeds 5.0% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

    (c)  the amount by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the coal with respect to which has been shipped but such Receivable has not yet been billed for more than 30 days but not more than 60 days since the date of such shipment exceeds 3.0% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

    “Existing Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

    “Existing Agreement Outstanding Amounts” has the meaning set forth in the Preliminary Statements of this Agreement.

    “Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

    “Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

    “Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser October 17, 2014, subject to any extension pursuant to Section 1.22 of this Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of this Agreement, (d) with respect to each Purchaser Group, the date that the commitments of all of the Liquidity Providers terminate under the related Liquidity Agreement, (e) with respect to each Purchaser Group, the date that the commitment, of all of the Related Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.22, (f) the date which is 60 days after the date on which the Administrator has received written notice from the Seller of its election to terminate the Purchase Facility and (g) the Seller shall fail to cause the amendment or modification of any Transaction Document as reasonably requested by Moody’s or Standard & Poor’s, and such failure shall continue for 30 days after such amendment or modification is initially requested.

    “Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City Time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

    “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

    “Fee Letters” has the meaning set forth in Section 1.5 of the Agreement.

    “Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

    “Funded Purchase” shall mean a purchase or deemed purchase of undivided percentage ownership interests in the Purchased Interest under the Agreement which (i) is paid for in cash, including pursuant to Section 1.1(b) (other than through reinvestment of Collections pursuant to Section 1.4(b) of the Agreement) or (ii) is treated as a Funded Purchase pursuant to Section 1.2(e) of the Agreement.

    “GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.

    “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    “Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

    “Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

    “Group C Obligor” means an Obligor, not a Group A Obligor or  Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities.

    “Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.

    “Group Capital Percentage” means with respect to any Purchaser Group, a fraction (expressed as a percentage) (i) the numerator of which is the Group Capital of such Purchaser Group and (ii) the denominator of which is the Aggregate Capital.

    “Group Commitment” means with respect to any Purchaser Group, the amount which is set forth opposite the name of such Purchaser Group on Schedule VI, as such amount may be modified in connection with a change in the Purchase Limit pursuant to Section 1.1(c) or in connection with an increase pursuant to Sections 1.1(d) and (e)

    “Group Commitment Percentage” means with respect to any Purchaser Group, a fraction (expressed as a percentage) (i) the numerator of which is the Group Commitment of such Purchaser Group and (ii) the denominator of which is the aggregate Group Commitments of all Purchaser Groups.

    “Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

    “Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.

    “Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

    “Indemnified Taxes” has the meaning set forth in Section 1.10 of this Agreement.

    “Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.

    “Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to this Agreement.

    “Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

    “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

    “LC Bank” has the meaning set forth in the preamble to the Agreement.

    “LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator with notice to the Seller and the Servicer.

    “LC Participant” has the meaning set forth in the preamble to the Agreement.

    “LC Participation Amount” shall mean, at any time, the then sum of the undrawn amounts of all outstanding Letters of Credit.

    “Letter of Credit Application” has the meaning set forth in Section 1.13(a) of the Agreement.

    “Letters of Credit” has the meaning set forth in Section 1.12 of the Agreement.

    “Liquidity Agent” means each of the banks acting as agent for the various Liquidity Providers under each Liquidity Agreement.

    “Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

    “Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

    “LMIR” means for any day during any Yield Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

    “Lock-Box Account” means each account listed on Schedule II to this Agreement and maintained, in each case in the name of the Seller and maintained by the Seller at a bank or other financial institution acting as a Lock-Box Bank pursuant to a Lock-Box Agreement for the purpose of receiving Collections.

    “Lock-Box Agreement” means an agreement, among the Seller, the Servicer, a Lock-Box Bank and the Administrator, governing the terms of the related Lock-Box Accounts, in each case acceptable to the Administrator.

    “Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

    “Loss Reserve” means, on any date, an amount equal to (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 1, minus the Loss Reserve Percentage on such date.

    “Loss Reserve Percentage” means, on any date, an amount equal to (a) the product of (i) 2.5 times the highest average of the Default Ratios for any twelve consecutive calendar months during the twelve most recent calendar months multiplied by (ii) the sum of (A) the aggregate credit sales made by the Transferors and the Originator during the five most recent calendar months and (B) 50% of the aggregate credit sales made by the Transferors and the Originator during the sixth most recent calendar month, divided by (b) the Net Receivables Pool Balance as of such date.

    “Majority LC Participants” shall mean LC Participants whose Pro Rata Shares aggregate 51% or more.

    “Majority Purchaser Agents” means, at any time, the Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Related Committed Purchasers in all Purchaser Groups; provided, that so long as any one Related Committed Purchaser’s Commitment is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Related Committed Purchasers whose Commitments aggregate more than 50% of the aggregate Commitment of all Related Committed Purchasers in all Purchaser Groups.

    “Market Street” means Market Street Funding LLC.

    “Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

       (a) the assets, operations, business or financial condition of any Transferor, the Originator, the Performance Guarantor, the Seller or the Servicer,

       (b) the ability of any of the Originator, any Transferor, the Performance Guarantor, the Seller or Servicer to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

       (c) the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or

       (d) the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.

    “Minimum Dilution Reserve” means at any time, the product of (a) the Aggregate Capital plus the LC Participation Amount, and (b)(i) the Minimum Dilution Reserve Percentage divided by (ii) 1 minus the Minimum Dilution Reserve Percentage.

    “Minimum Dilution Reserve Percentage” means, at any time, the product of (a) the 12-month rolling average of the Dilution Ratio at such time multiplied by (b) the Dilution Horizon.

    “Moody’s” means Moody’s Investors Service, Inc.

    “Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration.

    “Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

    “Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

    “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

    “Order” has the meaning set forth in Section 1.21 of the Agreement.

    “Originator” means Alpha Coal Sales Co., LLC.

    “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Transaction Document.

    “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

    “Participant” has the meaning set forth in Section 6.3(b) of this Agreement.

    “Participation Advance” has the meaning set forth in Section 1.15.

    “Performance Guarantor” means Alpha Natural Resources, Inc., a Delaware corporation.

    “Performance Guaranty” means the Second Amended and Restated Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor, in favor of the Administrator for the benefit of the Purchasers, the Purchaser Agents and each other Indemnified Party and Affected Person, as the same may be amended, restated, supplemented or otherwise modified from time to time.

    “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

    “PNC” means PNC Bank, National Association.

    “Pool Assets” has the meaning set forth in Section 1.2(d) of this Agreement.

    “Pool Receivable” means a Receivable in the Receivables Pool.

    “Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

    “Pro Rata Share” shall mean, as to any LC Participant, a fraction, the numerator of which equals the Commitment of such LC Participant at such time and the denominator of which equals the aggregate of the Commitments of all LC Participants at such time.

    “Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

    “Program Support Provider” means and includes with respect to each Conduit Purchaser any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

    “Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.

    “Purchase and Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the Closing Date between the Originator and the Seller, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

    “Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.

    “Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement.

    “Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement.

    “Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement.

    “Purchase Date” means the date of which a Purchase or a reinvestment is made pursuant to this Agreement.

    “Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

    “Purchase Limit” means two hundred seventy-five million dollars ($275,000,000), as such amount may be reduced pursuant to Section 1.1(c) of this Agreement or otherwise in connection with any Exiting Purchaser, or increased pursuant to Sections 1.1(d) and (e) or Section 1.2(f) of this Agreement.  References to the unfunded portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the then outstanding Aggregate Capital plus the LC Participation Amount.

    “Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.

    “Purchase Price” has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

    “Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

Aggregate Capital + Adjusted LC Participation Amount + Total Reserves
Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.

    “Purchaser” means each Conduit Purchaser, each Related Committed Purchaser, each LC Participant and/or the LC Bank, as applicable.

    “Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

    “Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Related Committed Purchasers, related Purchaser Agent and related LC Participants, and (ii) for Wells, Wells, as Purchaser Agent, together with the Conduit Purchasers and Related Committed Purchasers for which Wells is acting as Purchaser Agent, and as LC Participant.

    “Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

    “Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.

    “Purchasing Related Committed Purchaser” has the meaning set forth in Section 6.3(c) of this Agreement.

    “Rating Agency” means each of Standard & Poor’s and Moody’s.

    “Rating Agency Condition” means, when applicable, with respect to any material event or occurrence, receipt by the Administrator (or the applicable Purchaser Agent) of written confirmation from each of Standard & Poor’s and Moody’s (and/or each other rating agency then rating the Notes of the applicable Conduit Purchaser) that such event or occurrence shall not cause the rating on the then outstanding Notes of any applicable Purchaser to be downgraded or withdrawn.

    “Receivable” means any indebtedness and other obligations owed to any Transferor, the Originator or the Seller or any right of any Transferor, the Seller, or the Originator to payment from or on behalf of an Obligor or any right to reimbursement for funds paid or advanced by any Transferor, the Seller or the Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument, general intangible or as-extracted collateral, however arising (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

    “Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Purchase and Sale Agreement prior to the Facility Termination Date.

    “Regulatory Changes” has the meaning set forth in Section 1.7.

    “Reimbursement Obligation” has the meaning set forth in Section 1.15(b) of the Agreement.

    “Related Committed Purchaser” means each Person listed as such (and its respective Commitment) for each Conduit Purchaser as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

    “Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

    “Related Security” means, with respect to any Receivable:

       (a) all of the Seller’s, the Originator’s and each Transferor’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

       (b) all instruments and chattel paper that may evidence such Receivable (and do not evidence any asset that is not a Receivable),

       (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

       (d) solely to the extent applicable to such Receivable, all of the Seller’s, the Originator’s and each Transferor’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

       (e) all of the Seller’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.

    “Required LC Participants” means the LC Participants whose Pro Rata Shares aggregate 66⅔% or more; provided, that so long as any one LC Participant’s Pro Rata Share aggregates 66⅔% or more and there is more than one LC Participant, then “Required LC Participants” shall mean a minimum of two LC Participants whose Pro Rata Shares aggregate 66⅔% or more.

    “Restricted Payments” has the meaning set forth in Section 1(o) of Exhibit IV to the Agreement.

    “Sale Agreement” means the Amended and Restated Sale Agreement, dated as of the Closing Date, among the Originator and the Transferors, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

    “Sales Agency Agreement” means the Sales Agency Agreement, dated as of the Closing Date, among the Originator, as sales agent and the Transferors, as sellers, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

    “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at: http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time.

    “Sanctioned Person” means (i) A person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC available at: http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

    “Seller” has the meaning set forth in the preamble to this Agreement.

    “Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

    “Servicer” has the meaning set forth in the preamble to this Agreement.

    “Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.

    “Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of this Agreement.

    “Settlement Date” means (i) solely with respect to September, October and November of 2011 (and, for the avoidance of doubt, not with respect to any calendar month thereafter), the 30th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day), and (ii) for all other calendar months, the 23rd day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, that on and after the occurrence and continuation of any Termination Event, the Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date pursuant to this definition.

    “Solvent” means, with respect to any Person at any time, a condition under which:

       (i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

       (ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

       (iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

       (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

    For purposes of this definition:

       (A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

       (B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

       (C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

       (D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

    “Specified Regulations” has the meaning set forth in Section 1.7.

    “Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

    “Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

    “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

    “Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

    “Taxes” means, with respect to any Person, any and all present or future taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic) under the laws of which such Person is organized.

    “Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

    “Termination Event” has the meaning specified in Exhibit V to this Agreement.

    “Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus (b) the greater of (i) the sum of the Loss Reserve plus the Dilution Reserve and (ii) the sum of the Minimum Dilution Reserve plus the Concentration Reserve.

    “Transaction Documents” means this Agreement, the Lock-Box Agreements, each Purchaser Group Fee Letter, the Purchase and Sale Agreement, the Sale Agreement, the Performance Guaranty, the Sales Agency Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

    “Transfer Supplement” has the meaning set forth in Section 6.3(c) of this Agreement.

    “Transferor” and “Transferors” have the meanings set forth in the Sale Agreement, as the same may be modified from time to time by adding new Transferors or removing Transferors, in each case in accordance with the terms and conditions thereof.

    “TVA” means Tennessee Valley Authority, an Obligor of certain of the Transferors and the Originator.

    “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

    “Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

    “Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

    “Wells” means Wells Fargo Bank, National Association.

    “Yield Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes (or with respect to any Portion of Capital funded by Wells, as a Purchaser), (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (but not including) the next occurring Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (but not including) the next occurring Settlement Date; and (b) with respect to any Portion of Capital not funded by the issuance of Notes (other than any Portion of Capital funded by Wells, as a Purchaser), (i) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser

Agent) shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select; provided, that

       (i) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, if Discount in respect of such Yield Period is computed by reference to the Euro-Rate or LMIR, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

       (ii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a purchase hereunder (other than a reinvestment), such Yield Period shall be the day of such purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

       (iii) in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Purchaser Agent).

    “Yield Protection Fee” means, for any Yield Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by the Seller to the related Purchaser in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Purchaser to fund or maintain such Portion of Capital or (ii) any failure by the Seller to borrow, continue or prepay any Portion of Capital on the date specified in any Purchase Notice delivered pursuant to Section 1.2 of this Agreement, the amount, if any, by which: (a) the additional Discount related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from the Seller (or with respect to which the Seller failed to borrow such amounts), exceeds (b) the income, if any, received by such Purchaser from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

    “Yield Reserve” means, on any date, an amount equal to (a) the sum of the Aggregate Capital plus the LC Participation Amount at the close of business of the Servicer on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 1, minus the Yield Reserve Percentage on such date.

    “Yield Reserve Percentage” means, at any time the sum of (a) all accrued and unpaid Discount at such time, plus (b) the following amount:

{(BR + SFR) x 1.5(DSO) x Aggregate Capital}
360

    where:

BR	=	the Base Rate in effect at such time,

DSO	=	the Days’ Sales Outstanding, and

SFR	=	the Servicing Fee Rate.

    Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS OF PURCHASES

    1. Conditions Precedent to Effectiveness.  The effectiveness of this Agreement is subject to the condition precedent that the Administrator and each Purchaser Agent shall have received on or before the Closing Date, the following, each in form and substance (including the date  thereof) satisfactory to the Administrator and each Purchaser Agent:

    (a) A counterpart of this Agreement and the other Transaction Documents duly executed by the parties thereto.

    (b) Copies of: (i) the resolutions of the board of directors or other governing body of each of the Transferors, the Seller, the Originator, the Performance Guarantor and the Servicer authorizing the execution, delivery and performance by such Transferor, the Seller, Originator, the Performance Guarantor and the Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the organizational documents of each of the Transferors, the Seller, each Originator, the Performance Guarantor and the Servicer, in each case, certified by the Secretary or Assistant Secretary of the applicable party and, in the case of good standing certificates, certificates of qualification, certificate of formation or similar documents, the applicable secretary of state.

    (c) A certificate of the Secretary or Assistant Secretary of each of the Transferors, the Seller, the Originator, the Performance Guarantor and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents to which it is a party. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from each of the Transferors, the Seller, the Originator, the Performance Guarantor or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Transferors, the Seller, the Originator, the Performance Guarantor or the Servicer, as the case may be.

    (d) Executed counterparts of that certain release letter, dated as of May 19, 2011, by and among the Performance Guarantor, the Servicer and Citicorp North America, Inc., in form and substance reasonably satisfactory to the Administrator (such letter, the “Citibank Release Letter”).

    (e) Copies of proper financing statements, ready for filing under the UCC of all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller, the Originator and the Administrator (for the benefit of the Purchasers) contemplated by this Agreement, the Purchase and Sale Agreement and the Sale Agreement.

    (f) Copies of proper amendments or releases to financing statements, mortgages or other applicable instruments, if any, ready for filing or recording, as applicable (except that releases of mortgages have not been signed by Citicorp North America, Inc.), necessary to release all security interests and other rights of any Person in the Receivables, Contracts or

Related Security previously granted by the Transferors, the Originator or the Seller in any applicable UCC filing office or other filing office and as shown in the search reports described in clause (g) below or, in the case of mortgages or other instruments, all mortgages or other instruments recorded in connection with the Credit Agreement as of the Closing Date.

    (g) Completed UCC search reports (other than those search reports identified in section 4(c) of Exhibit IV) from all applicable jurisdictions, dated on or shortly before the Closing Date, listing all financing statements filed with the secretary of state or other responsible public official in all such jurisdictions, that name the Transferors, the Originator or the Seller as debtor, and similar search reports from all applicable jurisdictions with respect to judgment, tax, ERISA and other liens as the Administrator may request, showing no Adverse Claims on any Pool Assets (other than those which have been released pursuant to the Citibank Release Letter and for which financing statement amendments and amendments and/or releases to mortgages or other instruments have been delivered to the Administrator, in form ready to be filed or recorded, pursuant to clause (f) above).

    (h) Favorable opinions, addressed to each Rating Agency, the Administrator, each Purchaser, each Purchaser Agent and each Liquidity Provider, in form and substance satisfactory to the Administrator and each Purchaser Agent, of Vedder Price, P.C., counsel for Seller, the Originator, the Transferors, the Servicer and the Performance Guarantor, and/or in-house counsel for Seller, the Originator, the Transferors, the Servicer and the Performance Guarantor, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, organizational and enforceability matters, certain bankruptcy matters, and certain UCC perfection and priority matters (based on the search results referred to in clause (g) above and the officer’s certificate referred to in clause (c) above).

    (i) Satisfactory results of a review, field examination and audit (performed by representatives of the Administrator) of the Servicer’s collection, operating and reporting systems, the Credit and Collection Policy of each Transferor and the Originator, historical receivables data and accounts, including satisfactory results of a review of the Servicer’s operating location(s) and satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under this Agreement.

    (j) A pro forma Information Package representing the performance of the Receivables Pool for the calendar month before closing.

    (k) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Purchaser Group Fee Letters.

    (l) Good standing certificates with respect to each of the Transferors, the Seller, the Originator, the Servicer and the Performance Guarantor issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation and principal place of business.

    (m) To the extent required by each Conduit Purchaser’s commercial paper program, letters from each of the rating agencies then rating the Notes confirming the rating of such Notes after giving effect to the transaction contemplated by this Agreement.

    (n) A computer file containing all information with respect to the Receivables as the Administrator or any Purchaser Agent may reasonably request.

    (o) Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.

    2. Conditions Precedent to All Funded Purchases, Reinvestments and Issuance of Letters of Credit.  Each Funded Purchase, including the initial Funded Purchase (but excluding any deemed Funded Purchase pursuant to Section 1.2(e)), reinvestment and issuance of any Letters of Credit shall be subject to the further conditions precedent that:

    (a) in the case of each Funded Purchase and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase or issuance, as the case may be, in form and substance satisfactory to the Administrator and each Purchaser Agent, the most recent Information Package to reflect the level of the Aggregate Capital, the LC Participation Amount and related reserves and the calculation of the Purchased Interest after such subsequent purchase or issuance, as the case may be, and a completed Purchase Notice in the form of Annex B; and

    (b) on the date of such Funded Purchase, reinvestment or issuance, as  the case may be, the following statements shall be true (and acceptance of the proceeds of such Funded Purchase, reinvestment or issuance shall be deemed a representation and warranty by the Seller that such statements are then true):

       (i) the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Funded Purchase, reinvestment or issuance, as the case may be, as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date);

       (ii) no event has occurred and is continuing, or would result from such Funded Purchase or issuance, as the case may be, that constitutes a Termination Event or an Unmatured Termination Event; and, in the case of reinvestments, no event has occurred and is continuing or would result from such reinvestment that constitutes a Termination Event;

       (iii)  the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Funded Purchase, reinvestment or issuance, as the case may be, shall not be greater than the Purchase Limit, and the Purchased Interest shall not exceed 100%; and

       (iv)  the Facility Termination Date has not occurred.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

    1. Representations and Warranties of the Seller.  The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

    (a) Existence and Power.  The Seller is a limited liability company duly formed, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

    (b) Company and Governmental Authorization, Contravention.  The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of the Seller.

    (c) Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

    (d) Accuracy of Information.  All information heretofore furnished by the Seller to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

    (e) Actions, Suits.  Except as set forth on Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or any of its properties, in or before any court, arbitrator or other body.

    (f) Accuracy of Exhibits; Lock-Box Arrangements.  The names and addresses of all the Lock-Box Banks together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to this Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrator), and all Lock-Box Accounts are subject to Lock-Box Agreements. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the

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Seller from time to time) is true and complete.  The Seller has delivered a copy of all Lock-Box Agreements to the Administrator.  The Seller has not granted any interest in any Lock-Box Account (or any related lock-box or post office box) to any Person other than the Administrator  and, upon delivery to a Lock-Box Bank of the related Lock-Box Agreement, the Administrator will have exclusive ownership and control of the Lock-Box Account at such Lock-Box Bank.

    (g) No Material Adverse Effect.  Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect.

    (h) Names and Location.  The Seller has not used any company names, trade names or assumed names other than its name set forth on the signature pages of this Agreement. The Seller is “located” (as such term is defined in the applicable UCC) in Delaware.  The office where the Seller keeps its records concerning the Receivables is at the address set forth below its signature to this Agreement.

    (i) Margin Stock.  The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

    (j) Eligible Receivables.  Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

    (k) Credit and Collection Policy.  The Seller has complied in all material respects with the Credit and Collection Policy of each Transferor and the Originator with regard to each Receivable originated by such Transferor and the Originator.

    (l) Investment Company Act.  The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

    (m) Mortgages Covering As-Extracted Collateral.  Except for any security interest, lien or other rights in the Receivables, Contracts and Related Security that have been released pursuant to the Citibank Release Letter, there are no mortgages that are effective as financing statements covering as-extracted collateral and that name any Transferor as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

    (n) OFAC.  The Seller is not a Sanctioned Person.  To the Seller’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor.  The Seller and its Affiliates:   (i) have less than 15% of their assets in Sanctioned Countries; and (ii) derive less than 15% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  Neither the Seller nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.

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    2. Representations and Warranties of the Servicer.  The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

    (a) Existence and Power.  The Servicer is a limited liability company duly formed, validly existing and in good standing under the laws of its state of organization, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

    (b) Company and Governmental Authorization, Contravention.  The execution, delivery and performance by the Servicer of this Agreement and each other Transaction Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official other than filings and disclosures made under securities laws, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation of the Servicer or of any judgment, injunction, order or decree or agreement or other instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries.

    (c) Binding Effect of Agreement.  This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

    (d) Accuracy of Information.  All information heretofore furnished by the Servicer to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

    (e) Actions, Suits.  Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

    (f) No Material Adverse Effect.  To the best of Servicer’s knowledge, since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect.

    (g) Credit and Collection Policy.  The Servicer has complied in all material respects with the Credit and Collection Policy of each Transferor and the Originator with regard to each Receivable originated by such Transferor and the Originator.

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    (h) Investment Company Act.  The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

    (i) Financial Information.  The balance sheets of the Performance Guarantor and its consolidated Subsidiaries as at December 31, 2010, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been made publicly available, fairly present in all material respects the financial condition of the Performance Guarantor and its consolidated Subsidiaries as at such date and the results of the operations of the Performance Guarantor and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

    (j) Lockbox Accounts.  On or prior to the Closing Date, the Servicer has transferred and assigned all of its rights, title, and interest in and to, and remedies, powers, and privileges in respect of, the Lock-Box Accounts to the Seller.

    (k) OFAC.  The Servicer is not a Sanctioned Person.  To the Servicer’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Obligor.  The Servicer and its Affiliates:  (i) have less than 15% of their assets in Sanctioned Countries; and (ii) derive less than 15% of their operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.  Neither the Servicer nor any of its Subsidiaries engages in activities related to Sanctioned Countries except for such activities as are (A) specifically or generally licensed by OFAC, or (B) otherwise in compliance with OFAC’s sanctions regulations.

    3. Representations, Warranties and Agreements Relating to the Security Interest.  The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:

    (a) The Receivables.

       (i) Creation.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

       (ii) Nature of Receivables.  The Receivables included in the Receivables Pool constitute either “accounts” (including, without limitation, “accounts” constituting “as-extracted collateral”), “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

       (iii) Ownership of Receivables.  The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim.

       (iv) Perfection and Related Security.  The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions

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    under applicable law in order to perfect the sale of the Receivables and Related Security from such Transferor to the Originator pursuant to the Sale Agreement, the sale of the Receivables and Related Security from the Originator to the Seller pursuant to the Purchase and Sale Agreement, and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts” (including, without limitation, “accounts” constituting “as-extracted collateral”), “general intangibles,” or “tangible chattel paper” within the meaning of the applicable UCC.

       (v) Tangible Chattel Paper.  With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause the applicable Transferor and Originator to cause), as of the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator” or similar words to that effect.  The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.

    (b) The Lock-Box Accounts.

       (i) Nature of Accounts.  Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC.

       (ii) Ownership.  The Seller owns and has good and marketable title to the Lock-Box Accounts free and clear of any Adverse Claim.

       (iii) Perfection.  The Seller has delivered to the Administrator a fully executed Lock-Box Agreement relating to each Lock-Box Account, pursuant to which each applicable Lock-Box Bank, respectively, has agreed, following the delivery of a notice of control by the Administrator, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Lock-Box Account without further consent by the Seller or the Servicer.

    (c) Priority.

       (i) Other than the transfer of the Receivables to the Originator, the Seller and the Administrator under the Sale Agreement, the Purchase and Sale Agreement and this Agreement, respectively, and/or the security interest granted to the Originator, the Seller and the Administrator pursuant to the Sale Agreement, the Purchase and Sale Agreement and this Agreement, respectively, neither the Transferors, the Seller nor the Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated.  Neither any of

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    the Originator, the Seller nor the Originator has authorized the filing of, or is aware of any financing statements against either the Seller, such Transferor or the Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Lock-Box Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof by such Transferor to the Originator under the Sale Agreement (ii) relating to the sale thereof by the Originator to the Seller under the Purchase and Sale Agreement, (iii) relating to the security interest granted to the Administrator under this Agreement, or (iv) that has been released or terminated.

       (ii) The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, any of the Transferors, the Servicer or the Originator, other than any judgment, ERISA or tax lien filing that (A) has not been outstanding for greater than 30 days from the earlier of such Person’s knowledge or notice thereof, (B) is less than $250,000 and (C) does not otherwise give rise to a Termination Event under clause (k) of Exhibit V to the Agreement.

       (iii) The Lock-Box Accounts are not in the name of any person other than the Seller or the Administrator.  Neither the Seller nor the Servicer has consented to any bank maintaining such account to comply with instructions of any person other than the Administrator and, prior to the occurrence and continuation of a Termination Event and the delivery of a notice of control by the Administrator, the Servicer.

    (d) Survival of Supplemental Representations.  Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.

    (e) No Waiver.  To the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Section; (ii) shall provide the Rating Agencies with prompt written notice of any breach of any representations set forth in this Section, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section.

    (f) Servicer to Maintain Perfection and Priority.  In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections.  The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements (including fixture filings or as extracted collateral filings), amendments, continuations or initial financing statements in lieu of a

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continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest.  The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Transferor, the Originator or the Administrator where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator.

    (g) Additional Mortgages under Credit Agreement.  The Servicer shall (and shall cause each applicable Transferor to) (x) provide written notice promptly, and in any event within 30 days, to the Seller, the Administrator and each Purchaser Agent of each Additional Mortgage under the Credit Agreement covering as-extracted collateral, (y) cause to be delivered to the Administrator a letter, in the form of the Citibank Release Letter (or such other form as may be approved by the Administrator), addressed to the Administrator and duly executed by the related grantee or beneficiary releasing such party’s security interest, lien or other rights under such Additional Mortgage in the Receivables, Contracts and Related Security subject thereto and (z) file or record all amendments and/or releases to such Additional Mortgages necessary to release and remove of record any such security interest, lien or other interest of the related grantee or beneficiary in the Receivables, Contracts and Related Security, in each case in form and substance satisfactory to the Administrator.

    4. Ordinary Course of Business.  Each of the Seller and the Purchasers represents and warrants, as to itself, that each remittance of Collections by or on behalf of the Seller to the Purchasers under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchasers and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.

    5. Reaffirmation of Representations and Warranties.  On the date of each Purchase and/or reinvestment hereunder, and on the date each Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase or reinvestment and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred or is continuing, or would result from any such Purchase, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV

COVENANTS

    1. Covenants of the Seller.  At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, the date on which an amount equal to 100% of the LC Participation Amount has been deposited in the LC Collateral Account or all Letters of Credit have expired, or the date all other amounts owed by the Seller under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

    (a) Financial Reporting.  The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:

       (i) Annual Reporting.  Promptly upon completion and in no event later than 120 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.

       (ii) Information Packages.  As soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the most recently completed calendar month.

       (iii) Other Information.  Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request, within a reasonable time after such request is received.

    (b) Notices.  The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

       (i) Notice of Termination Events or Unmatured Termination Events.  A statement of the chief financial officer or chief accounting officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.

       (ii) Representations and Warranties.  The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

       (iii) Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect.

       (iv) Adverse Claim.  (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the

    Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock-Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

       (v) ERISA and Other Claims.  Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate.

    (c) Conduct of Business.  The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

    (d) Compliance with Laws.  The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

    (e) Furnishing of Information and Inspection of Receivables.  The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request.  The Seller will, at the Seller’s expense, at any time and from time to time during regular business hours with prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided that the Seller shall be required to reimburse the Administrator and Purchaser Agents for only one (1) such audit per year, unless a Termination Event has occurred and is continuing.

    (f) Payments on Receivables, Accounts.  The Seller will, and will cause each  Transferor and the Originator to, at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account.  If any such payments or other Collections are received by the Seller, the Originator or a Transferor, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account.  The Seller will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement.  Except as set forth in the following paragraphs, the Seller will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, the Seller will promptly identify such funds for segregation.  Except as set forth in the following paragraphs, the Seller will not, and will not permit the Servicer, the Originator, any Transferor or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds.  The Seller shall only add, and shall only permit the Originator or a Transferor to add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank.  The Seller shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ advance notice to and with the prior written consent of the Administrator.

    Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, but subject to the remainder of this clause (f):

       (i) at any time during the Effective Period, the Seller may permit Affiliate Collections to be deposited into any Lock-Box Account (or the related lock-box or post office box);

       (ii) within two Business Days of deposit of any Affiliate Collections into any Lock-Box Account (or the related lock-box or post office box), the Seller (or the Servicer on its behalf) shall (i) identify the portion of funds deposited into each Lock-Box Account (and any related lock-box or post office box) that represent Affiliate Collections and (ii) if so instructed by the Administrator in writing (which instruction the Administrator may deliver at any time in its sole discretion) transfer such Affiliate Collections to the Person that is entitled to receive such Affiliate Collections.  In so determining and identifying which portion of such funds represent Affiliate Collections and which portion represents Collections on Pool Receivables, the Seller and Servicer shall use the allocation method set forth in Section 4 of the Sales Agency Agreement; it being understood, that any portion of such funds representing freight, shipping and other cost of transportation shall be a Collection of a Pool Receivable (for purposes of such allocations); and

       (iii) the Seller (or the Servicer on its behalf) shall at all times create and maintain data and records regarding the receipt of Affiliate Collections in the Lock-Box Accounts (and the related lock-boxes or post office boxes) and the transfers from time to time of such Affiliate Collections sufficient to permit the Seller, the Servicer, any successor Servicer and the Administrator to properly identify and segregate such Affiliate Collections held in the Lock-Box Accounts (and the related lock-boxes or post office boxes) from the Collections on Pool Receivables held in the Lock-Box Accounts (and the related lock-boxes or post office boxes).

    (g) Sales, Liens, etc.  Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof.

    (h) Extension or Amendment of Pool Receivables.  Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

    (i) Change in Business.  The Seller will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator.  The Seller shall not make any change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.

    (j) Fundamental Changes.  The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) except for a 5% ownership interest in the Seller held by Black Dog, to be owned by any Person other than ANR and thereby cause ANR’s percentage of ownership or control of the Seller to be reduced. The Seller shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in the Seller’s name, location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.  The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

    (k) Change in Payment Instructions to Obligors.  The Seller shall not (and shall cause either any Transferor or the Originator not to) add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

    (l) Ownership Interest, Etc.  The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.

    (m) Certain Agreements.  Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Manager” (as defined in the Seller’s operating agreement).

    (n) Restricted Payments.  (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A)through (E) being referred to as “Restricted Payments”).

       (ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.

       (iii) The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(c) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than $3,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

    (o) Other Business.  The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any

Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person; provided, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

    (p) Use of Seller’s Share of Collections.  The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under this Agreement and under the Purchaser Group Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Note and (iii) other legal and valid corporate purposes.

    (q) Tangible Net Worth.  The Seller will not permit its Tangible Net Worth, at any time, to be less than $3,000,000.

    (r) OFAC.  The Seller has not used and will not use the proceeds of any Receivable or any Purchase hereunder to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

    2. Covenants of the Servicer.  At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding and all Letters of Credit have been terminated or the date all other amounts owed by the Seller or the Servicer under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

    (a) Financial Reporting.  The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish or cause to be furnished to the Administrator and each Purchaser Agent:

       (i) Information Packages.  As soon as available and in any event not later than two Business Days prior to the Settlement Date, an Information Package as of the most recently completed calendar month.

       (ii) Other Information.  Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request, within a reasonable time after such request is received.

    (b) Notices.  The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

       (i) Notice of Termination Events or Unmatured Termination Events.  A statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.

       (ii) Representations and Warranties.  The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.

       (iii) Litigation.  The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to have a Material Adverse Effect.

       (iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Lock Box Account (or related lock-box or post office box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

    (c) Conduct of Business.  The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company in its jurisdiction of formation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

    (d) Compliance with Laws.  The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

    (e) Furnishing of Information and Inspection of Receivables.  The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request.  The Servicer will, at the Servicer’s expense, at any time and from time to time during regular business hours with prior written notice (i) permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with respect to the Pool Receivables; provided that the Servicer shall be required to reimburse the

Administrator and Purchaser Agents for only one (1) such audit per year, unless a Termination Event has occurred and is continuing.

    (f) Payments on Receivables, Accounts.  The Servicer will at all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account.  If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account.  The Servicer will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement.  Except as set forth in the following paragraphs, the Servicer will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, the Servicer will promptly identify such funds for segregation.  Except as set forth in the following paragraphs, the Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds.  The Servicer shall only add, a Lock-Box Bank (or the related lock-box or post office box), or Lock-Box Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Lock-Box Agreement and an executed and acknowledged copy of a Lock-Box Agreement in form and substance acceptable to the Administrator from any such new Lock-Box Bank.  The Servicer shall only terminate a Lock-Box Bank or close a Lock-Box Account (or the related lock-box or post office box), upon 30 days’ advance notice to and with the prior written consent of the Administrator.

    Notwithstanding anything to the contrary set forth in this Agreement or any other Transaction Document, but subject to the remainder of this clause (f):

       (i) at any time during the Effective Period, the Servicer may permit Affiliate Collections to be deposited into any Lock-Box Account (or the related lock-box or post office box);

       (ii) within two Business Days of deposit of any Affiliate Collections into any Lock-Box Account (or the related lock-box or post office box), the Servicer shall (i) identify the portion of funds deposited into each Lock-Box Account (and any related lock-box or post office box) that represent Affiliate Collections and (ii) if so instructed by the Administrator in writing (which instruction the Administrator may deliver at any time in its sole discretion), transfer such Affiliate Collections to the Person that is entitled to receive such Affiliate Collections.  In so determining and identifying which portion of such funds represent Affiliate Collections and which portion represents Collections on Pool Receivables, the Servicer shall use the allocation method set forth in Section 4 of the Sales Agency Agreement; it being understood, that any portion of such funds representing freight, shipping and other cost of transportation shall be a Collection of a Pool Receivable (for purposes of such allocations); and

       (iii) the Servicer shall at all times create and maintain data and records regarding the receipt of Affiliate Collections in the Lock-Box Accounts (and the related lock-boxes or post office boxes) and the transfers from time to time of such Affiliate Collections sufficient to permit the Seller, the Servicer, any successor Servicer and the

    Administrator to properly identify and segregate such Affiliate Collections held in the Lock-Box Accounts (and the related lock-boxes or post office boxes) from the Collections on Pool Receivables held in the Lock-Box Accounts (and the related lock-boxes or post office boxes).

    (g) Extension or Amendment of Pool Receivables.  Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

    (h) Change in Business.  The Servicer will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator.  The Servicer shall not make any material change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.

    (i) Records.  The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

    (j) Change in Payment Instructions to Obligors.  The Servicer shall not add to, replace or terminate any of the Lock-Box Accounts (or any related lock-box or post office box) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Lock-Box Accounts (or any related lock-box or post office box), unless the Administrator shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Lock-Box Agreements with respect to such new Lock-Box Accounts (or any related lock-box or post office box).

    (k) Ownership Interest, Etc.  The Servicer shall, at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.

    3. Separate Existence.  Each of the Seller and the Servicer hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from ANR, the Transferors, the Originator and their respective Affiliates.  Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of ANR, the Originator and any other Person, and is not a division of ANR, the Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:

    (a) The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originator, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

    (b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of ANR, the Originator, any Transferor or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;

    (c) (i) Not less than one member of the Seller’s board of managers or other governing body (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of ANR, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with ANR, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) (1) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and (2) is reasonably acceptable to the Administrator and each Purchaser Agent (such acceptability of any Independent Director appointed after the date hereof must be evidenced in writing signed by the Administrator and each Purchaser Agent).  Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director;

    (d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, ANR,  any Transferor, the Originator or any of their respective Affiliates;

    (e) The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of managers’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

    (f) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as ANR or the Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

    (g) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. Except as otherwise permitted by this Agreement, the Seller will not incur any material indirect or overhead expenses for items shared with ANR or the Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that ANR, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

    (h) The Seller’s operating expenses will not be paid by ANR or the Originator or any Affiliate thereof;

    (i) The Seller will have its own separate stationery;

    (j) The Seller’s books and records will be maintained separately from those of ANR, each Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

    (k) All financial statements of ANR or the Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originator and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of ANR or the Originator or any other Affiliates of ANR or the Originator;

    (l) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of ANR, the Originator or any Affiliates thereof;

    (m) The Seller will strictly observe corporate formalities in its dealings with ANR, the Originator, the Transferors, or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of ANR, the Originator or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which ANR or any Affiliate thereof (other than ANR in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of ANR, the Transferors, the Originator or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

    (n) The Seller will maintain arm’s-length relationships with ANR, the Transferors, the Originator (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller.  Neither the Seller on the one hand, nor ANR or the Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, ANR and the Originator will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

    (o) The Seller shall have a separate area from ANR and each Transferor and the Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity has offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and

    (p) To the extent not already covered in paragraphs (a) through (o) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Purchase and Sale Agreement.

    4. Post-Closing Covenants.  Each of the Seller and the Servicer hereby covenants and agrees that it shall cause each of the following to be delivered, filed or recorded, as the case may be, in each case in form and substance satisfactory to the Administrator:

    (a) Filing of Financing Statement Amendments and Releases.  Within six (6) Business Days of the Closing Date, each of the Seller and the Servicer shall cause the financing statements described in Section (1)(e) of Exhibit II and the amendments and/or releases to financing statements described in Section 1(f) of Exhibit II to be duly filed in the appropriate jurisdictions as described in the security interest opinion delivered on the Closing Date by Vedder Price, P.C.

    (b) Recording of Mortgage Amendments and Releases.  Within thirty (30) days of the Closing Date, each of the Seller and the Servicer shall cause the amendments and/or releases to mortgages and other instruments described in Section 1(f) of Exhibit II to be duly recorded in the appropriate jurisdictions as described in the security interest opinion delivered on the Closing Date by Vedder Price, P.C.

    (c) Mortgage Searches.  As soon as practicable, but in any event no more than forty five (45) days after the Closing Date, each of the Seller and the Servicer shall cause to be delivered to the Administrator completed abstracts, prepared by search firms reasonably acceptable to the Administrator, reflecting results of searches of the recorder of deeds or other public office of similar purpose in all jurisdictions listed in Schedule II to the Sale Agreement, listing all records of mortgages or deeds of trust, if any, filed or recorded in any such jurisdictions that name as grantor or transferor or words of similar effect any Transferor (including any trade names of such Transferor shown on Schedule IV to the Sale Agreement) shown on Schedule II to the Sale Agreement as operating, owning or leasing an underground or surface mine, with a beginning date on the date of incorporation or formation of such Transferor and a recent through date, together with copies of any mortgages or deeds of trust identified on a completed abstract that do not name PNC Bank or Citicorp North America, Inc. or one of their affiliated entities as lender and administrative agent for a syndicate of lenders.

    (d) Mortgage Releases.  In the case that the search reports described in clause (c) of this Section 4 show any mortgages covering as-extracted collateral and name any Transferor as grantor or debtor or words of similar effect, then each of the Seller and the Servicer shall (x) cause to be delivered to the Administrator, in the case of any such mortgages showing any Person other than Citicorp North America, Inc., in its capacity as agent under the Credit Agreement, as grantee, beneficiary or words of similar effect, as soon as practicable but in any event no more than thirty (30) days after the delivery of such search reports to the Administrator, a release letter, in the form of the Citibank Release Letter (or such other form as may be approved by the Administrator), addressed to the Administrator and duly executed by such grantee or beneficiary releasing such party’s security interest, lien or other rights thereunder in the Receivables, Contracts and Related Security subject thereto and (y) as soon as practicable, but in any event no more than thirty (30) days after the date of delivery of such search reports to the Administrator, and to the extent not already duly recorded pursuant to clause (b) above, cause all amendments and/or releases to such mortgages or other applicable instruments necessary to release all security interests, liens and other rights of the related grantee or beneficiary thereunder in the Receivables, Contracts and Related Security subject thereto to have been duly recorded, in each case in form and substance satisfactory to the Administrator.

EXHIBIT V

TERMINATION EVENTS

    Each of the following shall be a “Termination Event”:

    (a) (i) the Seller, any Transferor, ANR, the Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall, solely to the extent capable of cure, continue for 30 days after the earlier of any such Person’s knowledge or notice thereof or (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for two Business Days;

    (b) ANR (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that ANR (or such Affiliate) then has as Servicer;

    (c) any representation or warranty made or deemed made by the Seller, any Transferor, the Servicer or the Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller, any Transferor, the Servicer or the Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and, if the representation or warranty is of a type that is capable of being cured, shall remain incorrect or untrue for thirty days after the earlier of such Person’s knowledge or notice thereof;

    (d) the Seller or the Servicer shall fail to deliver any Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two Business Days;

    (e) this Agreement (and each Lock-Box Agreement, as applicable) or any purchase or reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

    (f) the Seller, ANR, any Transferor, the Servicer or the Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, ANR, any Transferor, the Servicer or the Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, ANR, any Transferor the Servicer or the Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

    (g) (i) the (A) Default Ratio shall exceed 2.00%, (B) Delinquency Ratio shall exceed 3.50%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 1.50%, (B) the Delinquency Ratio shall exceed 3.00%, or (C) the Dilution Ratio shall exceed 4.50% or (iii) Days’ Sales Outstanding exceeds 45 days;

    (h) a Change in Control shall occur;

    (i) the Purchased Interest shall exceed 100% for two (2) Business Days;

    (j) (i) the Seller, ANR or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least $25,000,000 in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) of this subsection (j)) and shall continue after the applicable grace period, if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt (as referred to in clause (i) of this subsection (j)), or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

    (k) either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, the Originator, ANR or any ERISA Affiliate;

    (l) the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty; or

    (m) the “Leverage Ratio” (as such term is defined in the Credit Agreement, without giving effect to any amendment, supplement, modification or waiver of such definition (or any defined term used directly or indirectly in such definition) to which the Administrator, the LC Bank and each of the Majority LC Participants and Majority Purchaser Agents have not consented) of the Performance Guarantor on the last day of any fiscal quarter of the Performance Guarantor shall exceed 3.75 to 1.00.

SCHEDULE I

CREDIT AND COLLECTION POLICY

(See attached)

Schedule I-1

SCHEDULE II

LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

BANK	LOCK-BOX	BANK ACCOUNT
Bank of America	ALPHA NATURAL RESOURCES 3988 PAYSPHERE CIRCLE CHICAGO, IL 60674	5801048603
Bank of America	N/A	04463675829

Schedule II-1

SCHEDULE III

TRADE NAMES

None.

Schedule III-1

SCHEDULE IV

ACTIONS AND PROCEEDINGS

None

Schedule IV-1

 SCHEDULE V

ADDRESSES FOR NOTICES

ANR RECEIVABLES FUNDING, LLC

Address:                P.O. Box 2345
One Alpha Place
Abingdon, VA 24212

Attention:  General Counsel
Telephone:  (276) 619-4410
Facsimile:  (276) 623-4321

with a copy to:

Alpha Natural Resources, LLC
P.O. Box 2345
One Alpha Place
Abingdon, VA 24212

Attention:  General Counsel
Telephone:  (276) 619-4410
Facsimile:  (276) 623-4321

ALPHA NATURAL RESOURCES, LLC
Address:                P.O. Box 2345
One Alpha Place
Abingdon, VA 24212

Attention:  General Counsel
Telephone:  (276) 619-4410
Facsimile:  (276) 623-4321

Schedule V-1

SCHEDULE VI

GROUP COMMITMENTS

Purchaser Group of Market Street Funding LLC
Party	Capacity	Maximum Commitment
Market Street Funding LLC	Conduit Purchaser	N/A
Market Street Funding LLC	Related Committed Purchaser	$195,000,000
PNC Bank, National Association	LC Participant	$195,000,000
PNC Bank, National Association	LC Bank	N/A
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association
Party	Capacity	Maximum Commitment
Wells Fargo Bank, National Association	Related Committed Purchaser	$80,000,000
Wells Fargo Bank, National Association	LC Participant	$80,000,000
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Group Commitments
Purchaser Group	Group Commitments
Market Street Funding LLC	$195,000,000
Wells Fargo Bank, National Association	$80,000,000

Schedule VI-1

ANNEX A

FORM OF INFORMATION PACKAGE

(See attached)

Annex A-1

ANNEX B

FORM OF PURCHASE NOTICE

Dated as of [________ __, 20__]

PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, PA  15222-2707
Attention: [__________]

[Each Purchaser Agent]

Ladies and Gentlemen:

    Reference is hereby made to the Second Amended and Restated Receivables Purchase Agreement, dated as of October 19, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among ANR Receivables Funding, LLC, as Seller, Alpha Natural Resources, LLC, as Servicer, the various Conduit Purchasers, Purchaser Agents and LC Participants from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank.  Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

    [This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement.  Seller desires to sell an undivided variable interest in a pool of receivables on ___________, [20__], for a purchase price of $____________1  (of which $_______ will be funded by PNC Bank, National Association’s Purchaser Group and $_______ will be funded by Wells Fargo Bank, National Association’s Purchaser Group).  Subsequent to this Purchase, the Aggregate Capital will be $___________.]2[This letter constitutes a notice pursuant to Section 1.13(a) of the Receivables Purchase Agreement.  Seller desires that the LC Bank issue Letters of Credit [currently issued under the [___________]] on __________, [20__], with a face amount of $____________.  Subsequent to this Purchase, the LC Participation Amount will be $_______ and the Aggregate Capital will be $____________.]3

    Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

    (i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date of such purchase as

1 Such amount shall not be less than $300,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

2 In the case of a Borrowing Request.

3 In the case of a request for an issuance of a Letter of Credit.

Annex B-1

though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

    (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;

    (iii) the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such purchase or reinvestment shall not be greater than the Purchase Limit, and the Purchased Interest will not exceed 100%; and

    (iv) the Facility Termination Date has not occurred.

Annex B-2

    IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

ANR RECEIVABLES FUNDING, LLC

By:____________________________
Name Printed:____________________
Title:___________________________

Annex B-3

ANNEX C

FORM OF ASSUMPTION AGREEMENT

Dated as of [__________ __, 20__]

    THIS ASSUMPTION AGREEMENT (this “AGREEMENT”), dated as of [______ __, ____], is among ANR RECEIVABLES FUNDING, LLC (the “Seller”),  [________], as purchaser (the “[_____] Conduit Purchaser”), [________], as the related committed purchaser (the “[______] Related Committed Purchaser”), [________], as related lc participant (the “[_____] LC Participant” and together with the Conduit Purchaser and the Related Committed Purchaser, the “[_____] Purchasers”), and [________], as agent for the [_____] Purchasers (the “[______] Purchaser Agent” and together with the [_____] Purchasers, the “[_______] Purchaser Group”).

BACKGROUND

    The Seller and various others are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of October 19, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).  Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    SECTION 1.  This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement.  The Seller desires [the [_____] Purchasers] [the [______] Related Committed Purchaser] [the [______] related LC Participant] to [become  Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [________] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [______] Related Committed Purchaser hereto] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [______] related LC Participant hereto].

    Seller hereby represents and warrants to the [________] Purchasers as of the date hereof, as follows:

    (i)  the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase or reinvestment as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

Annex C-1

    (ii)  no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

    (iii)  the Facility Termination Date has not occurred.

    SECTION 2.  Upon execution and delivery of this Agreement by the Seller and each member of the [______] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.2(e) of the Receivables Purchase Agreement (including the written consent of the Administrator and each Purchaser Agent) and receipt by the Administrator and Seller of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [_____] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement][the [______] Related Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [______] Related Committed Purchaser hereto][the [______] related LC Participant shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [______] related LC Participant hereto].

    SECTION 3.  Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against,  any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

    SECTION 4.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.  This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged.  This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(continued on following page)

Annex C-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[___________], as a Conduit Purchaser

By:____________________________
Name Printed:____________________
Title:___________________________

[Address]

[___________], as a Related Committed Purchaser

By:____________________________
Name Printed:____________________
Title:___________________________

[Address]
[Commitment]

[___________], as a related LC Participant

By:____________________________
Name Printed:____________________
Title:___________________________

[Address]
[Commitment]

[_____________], as Purchaser Agent for [_________]

By:____________________________
Name Printed:____________________
Title:___________________________

[Address]

Annex C-3

ANR RECEIVABLES FUNDING, LLC, as Seller

By:____________________________
Name Printed:____________________
Title:___________________________

Consented and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:____________________________
Name Printed:___________________
Title:___________________________

Address:                PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:____________________________
Name Printed:___________________
Title:___________________________

Address:                PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

[THE PURCHASER AGENTS]

By:___________________________
Name Printed:__________________
Title:__________________________

[Address]

Annex C-4

ANNEX D

FORM OF TRANSFER SUPPLEMENT

Dated as of [_______ __, 20__]

Section 1.

Commitment assigned:	$_________
Assignor’s remaining Commitment:	$_________
Capital allocable to Commitment assigned:	$_________
Assignor’s remaining Capital:	$_________
Discount (if any) allocable to
Capital assigned:	$_________
Discount(if any) allocable to Assignor’s
remaining Capital:	$_________

Section 2.

Effective Date of this Transfer Supplement:  [__________]

Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Related Committed Purchaser under, the Second Amended and Restated Receivables Purchase Agreement, dated as of October 19, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among ANR RECEIVABLES FUNDING, LLC, as Seller, ALPHA NATURAL RESOURCES, LLC, as initial Servicer, the various Purchasers, Purchaser Agents and LC Participants from time to time party thereto, and PNC Bank, National Association, as Administrator and as LC Bank.

Annex D-1

ASSIGNOR:                      [_________], as a Related Committed Purchaser

By:______________________
Name:____________________
Title:_____________________

ASSIGNEE:                      [_________], as a Purchasing Related Committed Purchaser

By:___________________
Name:_________________
Title:__________________

[Address]

Accepted as of date first above
written:

[___________], as Purchaser Agent for
the [______] Purchaser Group

By:_________________________
Name:__________________
Title:___________________

Annex D-2

ANNEX E

FORM OF PAYDOWN NOTICE

Dated as of [_____________ __, 20__]

ALPHA NATURAL RESOURCES, LLC
P.O. Box 2345
One Alpha Place
Abingdon, Virginia  24212
Attention:  John Pearl

PNC Bank, National Association
One PNC Plaza, 26th Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania  15222-2707
Attention: William Falcon

[Each Purchaser Agent]

Ladies and Gentlemen:

    Reference is hereby made to the Second Amended and Restated Receivables Purchase Agreement, dated as of October 19, 2011 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among ANR Receivables Funding, LLC, as Seller, Alpha Natural Resources, LLC, as Servicer, the various Purchasers, Purchaser Agents and LC Participants from time to time party thereto and PNC Bank, National Association, as Administrator and as LC Bank.  Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

    This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement.  The Seller desires to reduce the Aggregate Capital on ____________, _____4 by the application of  $___________ (of which $________ will reduce Capital funded by PNC Bank, National Association’s Purchaser Group and $_______ will reduce the Capital funded by Wells Fargo Bank, National Association’s Purchaser Group) in cash to pay Aggregate Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Capital, together with all costs related to such reduction of Aggregate Capital.  Subsequent to this paydown, the aggregate outstanding Capital will be $___________.

4 Notice must be given at least two Business Days prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $25,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and at least five Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $25,000,000.

Annex E-1

    IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

ANR RECEIVABLES FUNDING, LLC

By:_______________________________
Name:
Title:

Annex E-2

ANNEX F

FORM OF LETTER OF CREDIT APPLICATION

(attached)

Annex F-1